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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
THE MILLS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MILLS CORPORATION

1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2003

Dear Stockholder:

        You are cordially invited to attend our 2003 annual meeting of stockholders, which will be held on Tuesday, June 10, 2003, at 10:00 a.m., eastern daylight savings time, at

Key Bridge Marriott
1401 Lee Highway
Arlington, Virginia 22209

to consider the following proposals:

  1.
  To elect three directors to serve for the ensuing three-year term;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003; and

  3.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on April 25, 2003 will be entitled to receive notice of and vote at the meeting or any adjournments thereof.

        This proxy statement, the enclosed proxy card and our 2002 annual report to stockholders are being mailed to you and other stockholders beginning on or about April 30, 2003.

        Your vote is very important. Whether or not you plan to attend to meeting in person, please submit your vote as soon as possible. You may vote through the Internet, by telephone or by completing and mailing the accompanying proxy card. Please review the instructions on the accompanying proxy card regarding each of these voting options.

By order of the Board of Directors,

Laurence C. Siegel Chairman of the Board and Chief Executive Officer

Thomas E. Frost Executive Vice President and Secretary

Arlington, VA
April 30, 2003

Table of Contents

QUESTIONS AND ANSWERS	1
Why am I receiving this proxy statement?	1
Who is entitled to vote at the annual meeting?	1
What are the voting rights of stockholders?	1
What will constitute a quorum at the annual meeting?	1
How do I vote?	1
How are proxy card votes counted?	2
May I change or revoke my vote?	2
Who is soliciting my proxy?	2
Who pays the costs of soliciting proxies?	2
ELECTION OF DIRECTORS (PROPOSAL 1)	3
Our Board of Directors	3
Our Recommendation	4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)	5
Our Independent Auditors	5
Our Recommendation	5
Disclosure of Ernst & Young LLP Fees for the Year Ended December 31, 2002	5
BOARD, COMMITTEES AND DIRECTOR COMPENSATION INFORMATION	6
2002 Board and Committee Meetings	6
Committees of our Board of Directors	6
Compensation of Directors	7
CORPORATE GOVERNANCE	8
OUR EXECUTIVE OFFICERS	9
Biographical Information of Our Executive Officers	9
Biographical Information of Other Key Employees	9
Executive Compensation	10
Option Grants in Last Fiscal Year	12
Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values	12
Long-Term Incentive Plans—Awards in Last Fiscal Year	12
Employment Agreements and Other Arrangements	13
Equity Compensation Plan Information	15
PERFORMANCE GRAPH, AUDIT COMMITTEE REPORT, EXECUTIVE COMPENSATION REPORT AND COMPENSATION COMMITTEE INTERLOCK	16
Performance Graph	16
Report of the Audit Committee	17
Report on Executive Compensation	18
Compensation Committee Interlocks and Insider Participation	20
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
Transactions with Kan Am	24
Other Related Party Transactions	26
Indebtedness of Management	26
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27
OTHER MATTERS	27
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING	27
APPENDIX A	— CORPORATE GOVERNANCE GUIDELINES	A-1
APPENDIX B	— AUDIT COMMITTEE CHARTER	B-1
APPENDIX C	— EXECUTIVE COMPENSATION COMMITTEE CHARTER	C-1
APPENDIX D	— GOVERNANCE AND NOMINATING COMMITTEE CHARTER	D-1

THE MILLS CORPORATION

1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2003

All references to "we," "our," "us," "Mills" and "Company" refer to The Mills Corporation and its subsidiaries and affiliates. This proxy statement, the enclosed proxy card and our 2002 annual report to stockholders are being mailed to you and other stockholders beginning on or about April 30, 2003.

QUESTIONS AND ANSWERS

  Why am I receiving this proxy statement?

        You are receiving this proxy statement and the accompanying proxy card because you own shares of our voting common stock. This proxy statement contains information related to the solicitation of proxies for use at our 2003 annual meeting of stockholders, to be held on June 10, 2003 at 10:00 a.m., eastern daylight savings time, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia 22209, for the purposes stated in the accompanying notice of annual meeting of stockholders.

        If you sign the proxy card, Kenneth R. Parent and Thomas E. Frost are appointed as your representatives to vote your shares of common stock at the meeting. At the meeting, Kenneth R. Parent and Thomas E. Frost will vote your shares as you instruct on your proxy card.

  Who is entitled to vote at the annual meeting?

        Only holders of record of our common stock at the close of business on April 25, 2003, the record date for the 2003 annual meeting, are entitled to receive notice of, and vote at, the meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting. On April 25, 2003, we had 44,080,185 shares of common stock and no shares of non-voting common stock outstanding.

  What are the voting rights of stockholders?

        Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

  What will constitute a quorum at the annual meeting?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on April 25, 2003, the record for the 2003 annual meeting, will constitute a quorum, permitting the stockholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting. Broker non-votes are shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal.

  How do I vote?

        You may vote either by completing and returning the accompanying proxy card, vote through the Internet at www.eproxyvote.com/mls, vote by telephone using the toll-free number shown on the enclosed proxy card or by attending the annual meeting and completing a written ballot at the annual meeting. Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. For instructions on voting through the Internet or by telephone, see the enclosed proxy card.

  How are proxy card votes counted?

        If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted as directed by you. Unless contrary instructions are given, Kenneth R. Parent and Thomas E. Frost, or either of them, as the persons designated as proxy holders on the proxy card, will vote FOR the election of all nominees for our Board of Directors named in this proxy statement and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003 and as recommended by our Board of Directors with regard to any other matters properly coming before the meeting, or, if no such recommendation is given, in their own discretion.

  May I change or revoke my vote?

        Yes. You may change or revoke a previously granted proxy at time by either (a) submitting a later-dated vote, either in person at the annual meeting, through the Internet, by telephone or by mail, or (b) delivering instructions to our corporate secretary at our executive offices located at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

  Who is soliciting my proxy?

        This solicitation is made on behalf of our Board of Directors. We have not been informed by any director that he or she intends to oppose any proposal contained in this proxy statement. Solicitation will be made initially by this proxy statement. In addition, we may solicit your proxy through the assistance of our officers, directors or employees, without any additional compensation, personally or by telephone or telecopy or other appropriate means.

  Who pays the costs of soliciting proxies?

        We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons' out-of-pocket expenses.

You should rely only on the information provided in this proxy statement. We have authorized no one to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our Board of Directors

        Our Board of Directors is divided into three classes, with one class of directors elected by the stockholders annually. The term of each class of directors is for a three-year period. The class of directors whose term expires in 2003 consists of three directors, the class of directors whose term expires in 2004 consists of five directors and the class of directors whose term expires in 2005 consists of three directors. The directors whose term will expire at the meeting are Charles R. Black. Jr., Dietrich von Boetticher and John M. Ingram. Each of Messrs. Black, von Boetticher and Ingram has been nominated for re-election at the meeting to hold office until the 2006 annual meeting of stockholders and until his successor is elected and qualified. Nominees for directors will be elected upon a favorable vote of a plurality of the shares of common stock cast at the meeting.

        We know of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, our Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by our Board of Directors. Alternatively, our Board of Directors may decrease the size of the board.

Nominees for election for term ending at the 2006 annual meeting of stockholders

        Charles R. Black, Jr., age 55, has been our director since November 1995. Since 2001, Mr. Black has served as Chairman of BKSH & Associates, a public affairs company, and from 1980 to 2001, Mr. Black served as President and Chief Executive Officer of BKSH & Associates and its predecessor, Black Kelly Scruggs & Healey. Mr. Black serves on the board of directors of the American Conservative Union and the Fund for American Studies.

        Dietrich von Boetticher, age 61, has been our director and vice chairman since April 1994. Since 1976, Mr. von Boetticher has been a principal of Kan Am and its affiliated entities, a German commercial real estate company that invests in commercial real estate in Germany and the United States. Kan Am is a joint venture partner in many of our projects. In addition, since 1972, Mr. von Boetticher has been a partner in the law firm of von Boetticher Hasse Lohmann in Munich, Germany.

        John M. Ingram, age 68, has been our director since April 1994. Mr. Ingram has served as our vice chairman since August 1995. Mr. Ingram is currently an independent retail, real estate and bankruptcy consultant. Mr. Ingram has an extensive history serving with major retailers. From 1993 to 1994, he served as Senior Vice President of T.J. Maxx Company, Inc., a nationwide discount retailer, and from 1974 to 1993 he was Senior Vice President and Secretary of Marshalls Inc., a nationwide discount retailer. Mr. Ingram is the immediate past Chairman of the International Council of Shopping Centers.

Incumbent directors

  Term ending at the 2004 annual meeting of stockholders

        James C. Braithwaite, age 63, has been our director since April 1994. Since 1980, Mr. Braithwaite has served as President of Kan Am Realty, Inc., a Kan Am affiliated company with investments in commercial real estate in the United States, and also serves as an officer and director of various other Kan Am affiliated companies. During 1994, Mr. Braithwaite served as our Executive Vice President of Operations.

        James F. Dausch, age 60, has served as our director since October 1997. Since August 2002, Mr. Dausch has served as our President, Development Division. From 1999 until July 2002, Mr. Dausch was our Senior Executive Vice President of Development and from 1994 to 1999, he was our Executive

Vice President of Development. Prior to joining us, Mr. Dausch was Executive Vice President of Development and New Business for CenterMark Properties, Inc., a retail property developer and owner. From 1977 to 1989, Mr. Dausch was employed by The Rouse Company, an owner and operator of retail centers, office and industrial buildings and large-scale community developments.

        Hon. Joseph B. Gildenhorn, age 73, has been our director since November 1995. Since 1956, Mr. Gildenhorn has been a partner of The JBG Companies and its predecessors, a real estate development and management company, and a partner at the law firm of Brown, Gildenhorn & Jacobs. From 1989 to 1993, Mr. Gildenhorn served as United States Ambassador to Switzerland. In June 2002, Mr. Gildenhorn was appointed by the President of the United States to serve as Chairman of Trustees of the Woodrow Wilson International Center for Scholars. He formerly served as vice chairman of the board of directors of the D.C. Metro Region of BB&T Corporation, a commercial banking institution.

        Harry H. Nick, age 61, has been our director since April 1994. Since 1997, he has been a private investor and a principal of Seneca Investment Group, LLC, an investment firm that he founded. From 1993 to 1996, Mr. Nick held various senior executive positions with us. From 1982 to 1993, he served as a consultant and senior executive with Western Development Corporation, our predecessor. From 1966 to 1982, he was employed with the accounting firm of Grant Thornton, serving eight years as an audit partner. Mr. Nick serves as a director of several private real estate companies in Canada.

        Robert P. Pincus, age 56, has been our director since April 1994. Since 2002, Mr. Pincus has served as Chairman of Milestone Capital Partners, L.P., a leverage buyout fund. From 1999 to 2002, Mr. Pincus served as President of the D.C. Metro Region of BB&T Corporation, a position from which he retired in March 2002, and from 1991 to 1999, he served as Chief Executive Officer and President of Franklin National Bank of Washington, D.C., a local commercial bank that merged with BB&T Corporation. From 1983 to 1991, Mr. Pincus was Chief Executive Officer and President of Sovran Bank/DC National, a commercial bank, and its predecessors, D.C. National Bank and D.C. National Bancorp, Inc. Mr. Pincus serves as chairman of the board of directors of the D.C. Metro Region of BB&T Corporation.

  Term ending at the 2005 annual meeting of stockholders

        Franz von Perfall, age 61, has been our director since April 1994. Since 1980, Mr. von Perfall has been a principal of Kan Am and its affiliated entities. From 1977 to 1980, Mr. von Perfall served as a director of ING BHF-Bank, Frankfurt, a German commercial bank.

        Cristina L. Rose, age 56, has been our director since May 1998. Since 1987, Ms. Rose has served as chairperson of Rose & Kindel, Inc., a leading California public affairs firm that she co-founded. From 1984 to 1987, Ms. Rose was a principal at Cristina L. Rose, Inc., a state and local government relations and communications firm that she founded. From 1975 to 1984, she directed the Sacramento lobbying activities of Winner/Wagner & Associates, a national contract lobbying and public affairs firm.

        Laurence C. Siegel, age 50, has been our director since January 1993. Since March 1995, Mr. Siegel has served as our Chief Executive Officer and since August 1995, he has served as our Chairman of the Board. From our inception in 1993 to 1995, Mr. Siegel served as our Executive Vice President, Secretary and Vice Chairman. From 1983 to 1993, Mr. Siegel was Executive Vice President of our predecessor entity, Western Development Corporation. Prior to joining Western Development Corporation, Mr. Siegel was the Vice President of Leasing for the Mid-Atlantic States at Merrill Lynch Commercial Services.

Our Recommendation

  We recommend a vote FOR the nominees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 2)

Our Independent Auditors

        Our Board of Directors, upon the recommendation of the Audit Committee, has appointed the accounting firm of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2003. Ernst & Young LLP has served as our independent auditors since our initial public offering in 1994. We have been advised by Ernst & Young LLP that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. We will provide Ernst & Young LLP the opportunity to make a statement.

        The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast at the meeting. Abstentions will have the same effect as votes against Proposal 2.

Our Recommendation

        We recommend a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003.

Disclosure of Ernst & Young LLP Fees for the Year Ended December 31, 2002

        During the year ended December 31, 2002, we paid fees to Ernst & Young LLP, our independent auditors, for their services in the following amounts.

Audit fees	$889,000
All other fees	2,728,000

Total fees	$3,617,000

        All other fees for 2002 included audit-related services of $374,000 and non-audit services of $2,354,000. Audit-related services include fees for registration statements and employee benefit and joint venture/partnership audits. Non-audit services include fees for tax compliance and other tax consulting services.

        Consistent with its charter, the Audit Committee has evaluated and considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence pursuant to Independence Standards Board No. 1 (Independence Discussions with Audit Committees).

BOARD, COMMITTEES AND DIRECTOR COMPENSATION INFORMATION

2002 Board and Committee Meetings

        Our Board of Directors held 13 meetings during 2002. Each of our directors, other than Mr. von Boetticher, attended at least 75% of the meetings held during 2002 by the Board of Directors and the committees of which he or she was a member. During 2002, Mr. von Boetticher attended over 71% of the meetings of our Board of Directors and the Committee on which he then served.

Committees of our Board of Directors

        In accordance with our bylaws, our Board of Directors has established an Executive Committee, an Audit Committee, a Governance and Nominating Committee and an Executive Compensation Committee to assist the Board of Directors in carrying out its duties and responsibilities. The following table sets forth the membership of these Committees as of December 31, 2002.

Director	Audit Committee	Executive Committee	Executive Compensation Committee	Governance & Nominating Committee
Charles R. Black, Jr.			C	M
James C. Braithwaite		M
James F. Dausch
Hon. Joseph B. Gildenhorn	M		M
John M. Ingram		C	M
Harry H. Nick	C	M	M	M
Robert P. Pincus	M	M	M	C
Cristina L. Rose	M			M
Laurence C. Siegel		M
Dietrich von Boetticher
Franz von Perfall

"C" signifies a chairperson and "M" signifies a member.

Audit Committee

  Number of directors: 4
  Number of meetings in 2002: 8

        All members of the Audit Committee are independent within the meaning of sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards as currently in effect. Our Board of Directors has adopted an amended and restated charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix B and is also available on our web site.

        The functions of the Audit Committee and its activities during 2002 are described below under the heading "Report of the Audit Committee."

Executive Committee

  Number of directors: 5
  Number of meetings in 2002: 13

        The Executive Committee has the authority to act on behalf of the full Board of Directors, except as limited by law and for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law.

Executive Compensation Committee

  Number of directors: 5
  Number of meetings in 2002: 8

        As specified in its recently revised charter, a copy of which is attached to this proxy statement as Appendix C and is also available on our web site, the Executive Compensation Committee is responsible for, among other things:

  •
  determining the compensation for our executive officers, and

  •
  administering our equity incentive plan and other compensatory plans, including awarding options, restricted stock and other grants to our employees.

Governance and Nominating Committee

  Number of directors: 4
  Number of meetings in 2002: 4

        As specified in its recently revised charter, a copy of which is attached to this proxy statement as Appendix D and is also available on our web site, the Governance and Nominating Committee is responsible for, among other things:

  •
  developing and recommending to the Board of Directors a set of corporate governance principles, including procedures to assure compliance with such principles, and periodically reviewing and discussing with the Board of Directors the compliance by management with our corporate governance principles,

  •
  developing and recommending to the Board of Directors a code of business conduct and ethics applicable to our directors and officers, including procedures for assuring compliance with such code,

  •
  recommending and periodically evaluating criteria for board membership and selection of new directors, including the establishment of "independence" standards and recommending the skills, experience, perspective and background required for the effective functioning of the board, considering our strategy, and our regulatory, geographic and market environments, and

  •
  recommending to the board nominees for election to the Board of Directors.

        The Governance and Nominating Committee will consider qualified nominees or candidates for the Board of Directors whose names are submitted in writing by our stockholders. Stockholders who wish to suggest qualified nominees should write to Thomas E. Frost, our corporate secretary, at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209.

Compensation of Directors

Compensation for serving on our Board of Directors and its Committees

        For 2002, our directors who were not our employees received fees for their service on our Board of Directors and its Committees as follows:

Annual fee for serving on the Board of Directors	$24,000
Fee for each regular or special meeting of the Board of Directors attended	1,000
Fee for each Committee meeting attended	1,000

        For 2003, our directors who are not our employees receive fees for their service on our Board of Directors as follows:

Annual fee for serving on the Board of Directors	$30,000
Fee for each regular meeting of the Board of Directors or special meeting of the Board of Directors where personal attendance has been requested	2,000
Fee for each special telephonic meeting of the Board of Directors attended	1,000
Fee for each executive session of non-management directors attended	1,000

        In addition, for 2003 our non-employee directors receive fees for serving on one or more Committees as follows:

Annual fee for Committee chairperson	$6,000
Fee for each Committee meeting attended	1,000

Options and restricted stock

        In addition to the compensation described above, each non-employee director is entitled to receive grants of restricted common stock and options to purchase common stock under our Amended and Restated 1994 Executive Equity Incentive Plan. For 2002, each non-employee director received a grant of 385 shares of restricted common stock, having a value of $11,000. The 2002 restricted common stock grant vests in three equal annual installments beginning one year after the date of grant.

        Upon election and each re-election to the Board of Directors, each non-employee director receives an option to purchase 1,000 shares of common stock at an exercise price equal to the fair market value of the underlying common stock on the date of grant. The options vest in two equal installments on the third and fourth anniversaries of the date of grant, provided that the optionee is still a director on such dates. Any portion of an option that is not vested as of the date of termination of service as a non-employee director will be forfeited.

        Our directors who are also our employees do not receive any additional fees or compensation for serving on the Board of Directors or any Committees.

CORPORATE GOVERNANCE

        Our Board of Directors has adopted Corporate Governance Guidelines that, along with the charters of the Committees of our Board of Directors, provide the framework for the governance of the Company. The Governance and Nominating Committee is responsible for overseeing and reviewing the Guidelines at least annually, and recommending any proposed changes to our Board of Directors for approval. The Guidelines and charters of the Committees of our Board of Directors are attached to this proxy statement as Appendices A through D and are also available on our web site, www.millscorp.com.

OUR EXECUTIVE OFFICERS

Biographical Information of Our Executive Officers

        The following is a biographical summary of our executive officers as of April 30, 2003 who were not also serving as directors:

        Kenneth R. Parent, age 42, has been our Chief Operating Officer since August 2002. From May 1995 until July 2002, Mr. Parent served as our Chief Financial Officer and from November 1997 until July 2002, he also served as our Executive Vice President. From September 1994 to November 1997, Mr. Parent was our Senior Vice President. Prior to joining us in 1994, Mr. Parent spent eleven years at the public accounting firms of Kenneth Leventhal & Company, the predecessor to Ernst & Young LLP's real estate group, and Price Waterhouse LLP, the predecessor entity to PricewaterhouseCoopers LLP, where he specialized in real estate accounting, tax and consulting. Mr. Parent is a member of the American Institute of Certified Public Accountants.

        Nicholas McDonough, age 46, has been our Executive Vice President and Chief Financial Officer since August 2002. Prior to joining us, he was a founding partner and president of The Harris McDonough Group Inc, a retail real estate development company that specialized in the value retail sector. Mr. McDonough was one of four founding partners of the McArthur Glen Group (MCG), a developer of manufacturers outlet centers, serving in several capacities including most recently as Executive Vice President of Finance. Before joining MCG, he worked as an accountant for Beers & Cutler, a regional accounting firm.

        James A. Napoli, age 57, has been our President, Operating Division since August 2002. From May 1989 until May 2002, Mr. Napoli served in various capacities, including Vice President, Senior Vice President and Executive Vice President of Leasing, for Simon Property, a national retail real estate developer. Prior to joining Simon, Mr. Napoli served as Executive Vice President/Director of Leasing for May Centers, Inc., a shopping center developer, Senior Vice President/Director of Leasing for Jim Wilson & Associates., a shopping center developer, and Corporate Vice President of Cafaro Company, a shopping center developer.

        D. Gregory Neeb, age 36, has been our Executive Vice President and Chief Investment Officer since August 2002 and was our Executive Vice President from April 2002 until July 2002. From April 2000 until March 2002, Mr. Neeb served as our Senior Vice President and Treasurer and from April 1997 until March 2000, he was our Vice President and Controller. Mr. Neeb served as our Director of Finance and Corporate Reporting from 1995 until March 1997. Prior to joining us, Mr. Neeb worked for six years with the real estate accounting and consulting firm of Kenneth Leventhal & Company. Prior to joining Kenneth Leventhal & Company, Mr. Neeb worked for four years as a real estate broker focusing on residential and investment sales. Mr. Neeb is a member of the American Institute of Certified Public Accountants.

Biographical Information of Other Key Employees

        The following is a biographical summary of other key employees as of April 30, 2003 who were not also serving as directors:

        Terence P. Fitzgerald, age 47, has been our Executive Vice President of Domestic Development since April 2002. From March 1999 until April 2002, Mr. Fitzgerald was our Senior Vice President of Development and from May 1995 until February 1999, he was our Vice President—Senior Development Director. Prior to joining us in 1995, Mr. Fitzgerald served in various capacities, including as Senior Vice President of Real Estate and Senior Counsel in charge of construction and environmental affairs, for Foley's, a department store division of The May Department Stores Company, a national department store company.

        Thomas E. Frost, age 50, has been our Executive Vice President, General Counsel and Secretary of since April 1999, and from March 1995 to April 1999, he was our Senior Vice President, General Counsel and Secretary. Prior to joining us, from 1989 to 1995, Mr. Frost was General Counsel for CenterMark Properties, Inc. From 1984 through 1989, Mr. Frost was Senior Counsel for The May Department Stores Company.

        Gregg M. Goodman, age 39, has been our Executive Vice President of Anchor Leasing since July 2002 and was our Senior Vice President of Anchor Leasing from 2001 until June 2002. From 1997 until 2000, he was Senior Vice President, Leasing and prior to that held various leasing positions with us and our predecessor, Western Development Company. Before joining us, Mr. Goodman worked for various leasing and development companies throughout the Midwest.

        Edward B. Vinson, age 50, has been our Executive Vice President of International Development and Managing Director, International since April 2002. From September 2001 to March 2002, Mr. Vinson served as our Managing Director, Mills Global International, from April 1999 until August 2001, he was our Senior Vice President of Development and from January 1998 until March 1999, he was our Group Vice President of Development. From September 1995 until December 1997, he served as our Vice President, Director of Development. Prior to joining us, Mr. Vinson was employed by Equity Marketing Services, Inc. where he was a Vice President from 1989 to 1995 and a Regional Sales Director for the Mid-Atlantic States from 1988 to 1989. From 1982 to 1988, Mr. Vinson was a principal of Edward B. Vinson & Assoc., Inc., a commercial and retail properties development firm that he founded.

Executive Compensation

        The following table sets forth certain information concerning the annual and long-term compensation for our Chief Executive Officer and our four other most highly compensated executive officers, whom we refer to collectively as our named executive officers:

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
							Awards
								Securities Underlying Options/ SARS(#)*
Name and Principal Position	Year	Salary	Bonus($)		Other Annual Compensation($)		Restricted Stock Awards($)(1)*		All Other Compensation($)
Laurence C. Siegel Chairman of the Board of Directors and Chief Executive Officer	2002 2001 2000	$700,000 700,000 660,220	1,660,000 1,950,000 800,000	(2)	— — —		— — —	— — —	13,072 1,960,081 1,359,581	(3)* (4)* (5)*
Kenneth R. Parent Chief Operating Officer	2002 2001 2000	413,223 314,324 300,223	283,910 222,522 121,452	(6)	— — —		1,254,000 400,543 270,543	— — —	10,403 9,066 8,541	(7) (7) (7)
James F. Dausch President, Development Division and Director	2002 2001 2000	395,915 379,356 362,338	255,200 263,765 161,238	(6)	— 164,633 —	(9)	1,254,000 479,573 362,796	— — —	11,782 6,924 6,893	(8) (8) (8)
James A. Napoli** President, Operating Division	2002 2001 2000	157,306 N/A N/A	505,200 N/A N/A	(6)(10)	— N/A N/A		1,432,500 N/A N/A	— — —	305 N/A N/A	(11)
D. Gregory Neeb Executive Vice President and Chief Investment Officer	2002 2001 2000	276,327 217,839 208,067	206,280 123,373 67,338		— — —		959,100 215,913 143,913	— — —	10,499 8,893 8,375	(12) (12) (12)

*
Each grant is based on performance in the prior fiscal year and is reported in this table for the applicable year of performance.

**
Mr. Napoli became our President, Operating Division in August 2002.

(1)
The number of shares of restricted common stock held by Messrs. Siegel, Parent, Dausch, Napoli and Neeb on December 31, 2002 was 15,670, 51,190, 58,627, 50,000 and 24,027, respectively, not all of which were vested. The value of these restricted common stock holdings as of December 31, 2002 for each of Messrs. Siegel, Parent, Dausch, Napoli and Neeb was $459,757.80, $1,501,914.60, $1,720,116.10, $1,467,000.00 and $704,952.18, respectively, based on the closing price of $29.34 per share of our common stock on the NYSE on December 31, 2002. In March 2003, each of Messrs. Parent and Dausch were awarded 40,000 shares of restricted common stock based on his promotion and performance during 2002. These shares vest (a) 10% on April 1, 2003, (b) 40% on the earlier of (i) January 1, 2004 and (ii) the date of the termination of such officer's employment with us, whether such termination is voluntary or otherwise, and (b) 50% on the earlier of (i) January 1, 2005 and (ii) the date of the termination of such officer's employment with us, whether such termination is voluntary or otherwise, but only so long as such termination date is on or after April 1, 2004. In April 2003, Mr. Neeb was awarded 30,000 shares of restricted stock based on his performance during 2002. These shares vest 50% on April 1, 2003 and 50% on April 1, 2004. Unvested restricted common stock is subject to forfeiture upon termination of the executive's employment, with limited exceptions. Holders of restricted common stock are entitled to receive dividends on their restricted stock awards beginning on the first anniversary of the date of grant.

(2)
Of which $1,160,000 is an annual bonus that remains subject to adjustment pending conclusion of the Executive Compensation Committee's review of Mr. Siegel's 2002 performance.

(3)
Includes our contributions to the 401(k) Plan of $10,000 and the cost of group term life and other life insurance amounting to $3,072.

(4)
Of which $1,950,000 is an incentive payment for 2001 performance that is payable in cash and vests 20% on April 1, 2003 and 40% on each of April 1, 2004 and 2005. Unvested amounts are subject to forfeiture upon termination of Mr. Siegel's employment. Also includes our contributions to the 401(k) Plan of $8,500 and the cost of group term life and other life insurance amounting to $1,581.

(5)
Of which $1,350,000 is an incentive payment for 2000 performance that is payable in cash and that vests in five equal annual installments commencing April 1, 2002, all in accordance with the terms of Mr. Siegel's employment agreement. Unvested amounts are subject to forfeiture upon termination of Mr. Siegel's employment. Also includes our contributions to the 401(k) Plan of $8,000 and the cost of group term life and other life insurance amounting to $1,581.

(6)
Subject to adjustment pending conclusion of the Executive Compensation Committee's review of such officer's 2002 performance.

(7)
Includes our contributions to the 401(k) Plan of $10,000 for 2002, $8,500 for 2001 and $8,000 for 2000 and the cost of group term life insurance amounting to $403, $566 and $541 for 2002, 2001 and 2000, respectively.

(8)
Includes our contributions to the 401(k) Plan of $10,000 for 2002 and $6,240 for each of 2001 and 2000 and the cost of group term life insurance amounting to $1,782, $684 and $653 in 2002, 2001 and 2000, respectively.

(9)
Of this amount, $146,933 reflects the amount of a loan we forgave in accordance with the terms of Mr. Dausch's employment agreement.

(10)
Includes $250,000 of a $750,000 relocation bonus paid in 2002. The balance of the relocation bonus is payable in two equal installments of $250,000 each in the first payroll following each of the first and second anniversary of Mr. Napoli's employment by us. Mr. Napoli is obligated to repay the most recent payment of this relocation bonus should he resign within twelve months of receipt of that payment.

(11)
Includes cost of group term life insurance amounting to $305 in 2002.

(12)
Includes our contributions to the 401(k) Plan of $10,000 for 2002, $8,500 for 2001 and $8,000 for 2000 and the cost of group term life insurance amounting to $499, $393 and $375 for 2002, 2001 and 2000, respectively.

Option Grants in Last Fiscal Year

        We did not grant any stock options to our named executive officers during 2002.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information regarding exercised and unexercised options and SARs held by our named executive officers at December 31, 2002.

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2002		Value of Unexercised In-The-Money Options/SARs at December 31, 2002(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable(2)
Laurence C. Siegel	—	—	529,468	189,921	$3,678,848	$1,160,321
Kenneth R. Parent	—	—	229,572	113,616	1,774,318	892,572
James F. Dausch	—	—	274,243	91,756	2,122,952	561,771
James A. Napoli	—	—	—	—	—	—
D. Gregory Neeb	23,980	291,657	34,000	47,000	404,923	559,418

(1)
Based on the closing price of $29.34 per share of common stock on the NYSE on December 31, 2002.

(2)
All SAR grants become exercisable only upon a change of control in us. The value of unexercised in-the-money SARs for Messrs. Siegel, Parent, Dausch, Napoli and Neeb were $577,785, $241,240, $278,295, $0 and $0, respectively.

Long-Term Incentive Plans—Awards in Last Fiscal Year

        The following table provides information regarding awards preliminarily granted to our named executive officers during 2002 as long-term incentive awards pursuant to our long-term incentive compensation plan that our stockholders approved in 2002.

			Estimated Future Payouts Under Non-Stock Priced-Based Plans(1)
Name	Number of Shares, Units or Other Rights(#)	Performance or Other Period Until Maturation or Payout(1)(2)	Threshold ($ or #)(2)	Target ($ or #)(2)	Maximum ($ or #)
Laurence C. Siegel	N/A	1/02 - 12/04	$750,000	$1,500,000	$4,000,000
Kenneth R. Parent	N/A	1/02 - 12/04	222,500	445,000	4,000,000
James F. Dausch	N/A	1/02 - 12/04	200,000	400,000	4,000,000
James A. Napoli	N/A	1/02 - 12/04	200,000	400,000	4,000,000
D. Gregory Neeb	N/A	1/02 - 12/04	120,000	240,000	4,000,000

(1)
In 2002, we adopted a long-term incentive compensation plan that was approved by our stockholders at our 2002 annual meeting. A long-term compensation award may be paid in the form of cash, stock options, shares of our common stock, restricted stock, restricted stock units, or any combination thereof. Payment of long-term incentive compensation to a key employee intended to satisfy the requirements for qualified performance-based compensation will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Executive Compensation Committee for each performance period. Performance periods for long-term incentive compensation will be three years long. The Executive Compensation Committee has establish performance goals under the long-term incentive plan based generally upon growth in funds from operations, return on invested capital, growth in tenant sales and total stockholder return. The Executive Compensation Committee, however, has the discretion to establish performance goals based on other related business criteria. If a key employee does not meet certain minimum performance thresholds, such employee will not receive any payouts under this plan.

(2)
For 2002, each of Messrs. Siegel, Parent, Dausch, Napoli and Neeb was awarded a preliminary long-term incentive grant of $1,740,000, $516,200, $464,000, $464,000, and $278,400, respectively, which represents 116% of the target payout. These amounts, which are payable in cash on April 1, 2005, are subject to adjustment by our Executive Compensation Committee based on the applicable named executive officer's performance during 2002, 2003 and 2004.

Employment Agreements and Other Arrangements

  Mr. Siegel's employment agreement

        In 2001, we entered into an employment agreement with Mr. Siegel having an effective date as of April 1, 2000 and expiring on March 31, 2004. During the term of the agreement, Mr. Siegel will receive an annual base salary of $700,000. Pursuant to the terms of the agreement, we paid to Mr. Siegel a special bonus of $650,000 for 2000, $500,000 for 2001, and $500,000 for 2002. Also pursuant to the terms of the agreement, we paid to Mr. Siegel an annual bonus of $800,000 for 2000, $1,300,000 for 2001 and $1,160,000 for 2002, provided that the final amount of the 2002 payment is subject to adjustment pending conclusion of the Executive Compensation Committee's review of Mr. Siegel's 2002 performance. Under the agreement, we will pay to Mr. Siegel an annual bonus of $1,000,000 for 2003 performance, subject to adjustment based on Mr. Siegel's achievement of certain performance objectives and other criteria determined by the Executive Compensation Committee.

        Additionally, Mr. Siegel will receive incentive compensation based on performance over a specified period, which incentive compensation will consist of cash or restricted common stock or a combination thereof, at our election, and will be subject to vesting requirements, all as determined by the Executive Compensation Committee. Pursuant to the terms of the agreement, as of April 1, 2000, 2001 and 2002, we awarded Mr. Siegel cash incentive compensation of $1,350,000 based on 2000 performance and $1,950,000 based on 2001 performance, and preliminarily awarded him $1,740,000 based on 2002 performance. As noted in the Summary Compensation Table, the 2000 incentive compensation award vests in five equal installments and the 2001 incentive compensation award vests in three installments. The 2002 incentive compensation award is subject to adjustment pending conclusion of the Executive Compensation Committee's review of Mr. Siegel's 2002, 2003 and 2004 performance, with the final amount paid in cash in 2005. In 2004, Mr. Siegel will be eligible to receive incentive compensation of $1,500,000 based on performance in 2003, 2004 and 2005, with the final amount paid in cash in 2006; provided that the amount of incentive compensation to be awarded is subject to adjustment based on his achievement of certain performance objectives and other criteria determined by the Executive Compensation Committee.

        Pursuant to the terms of Mr. Siegel's employment agreement, Mr. Siegel also is entitled to receive fringe benefits in an amount not to exceed $50,000 per annum in addition to the benefits that generally are available to our other executives. To the extent that fringe benefits provided during a calendar year amount to less than $50,000, additional fringe benefits may be provided during any calendar year of the term of the employment agreement. Mr. Siegel received fringe benefits in the aggregate amount of approximately $4,350 during 2002. If we terminate Mr. Siegel's employment without cause or Mr. Siegel terminates his employment for "Good Reason," Mr. Siegel will receive severance pay and benefits in accordance with our severance policy then in effect. The employment agreement contains non-competition provisions prohibiting Mr. Siegel, subject to certain limited exceptions and certain criteria, from engaging directly or indirectly in the development, redevelopment, operation, management or leasing of any type of retail shopping center in a manner that would compete with our then-existing business activities anywhere in the world during the period of employment with us and for a period thereafter of up to 18 months so long as we continue to pay to Mr. Siegel an amount equal to his base salary.

  Other executive employment agreements

        We also entered into employment agreements in 1997 with each of Messrs. Dausch and Parent, which we refer to as the 1997 agreements. Pursuant to the 1997 agreements, each employee agreed to be employed with us for a term of three years, with the agreement to be automatically renewed for successive one-year periods unless terminated by the employee or us. We, in turn, agreed to pay Messrs. Dausch and Parent an initial base annual salary of $288,400 and $208,000, respectively, subject to review and adjustment on April 1 of each year. Annual bonuses will be paid, and incentive compensation will be awarded, as determined in the sole discretion of the Executive Compensation Committee.

        The 1997 agreements provide that if, prior to six months before or after two years following the effective date of a change of control in us, the employee's employment is terminated by us without cause or by the employee for good reason, the employee will be entitled to receive an amount equal to two years annual salary. We also will pay for the continuation of the employee's welfare benefits for a period of 24 months after the date of termination. For the purpose of the 1997 agreements, a "change of control" means (1) the acquisition by any entity, person or group of persons acting in concert of beneficial ownership of more than 50% of shares having the power to elect our directors; (2) the consummation of a merger, consolidation or other business combination involving us that results in the pre-transaction holders of voting securities having less than 50% of total voting power in an election of directors of the surviving entity; (3) our directors at the beginning of any consecutive two-year period ceasing to constitute a majority of directors, unless the nomination or election of each new director was approved by at least two-thirds of the directors then in office and who were directors at the beginning of the two-year period; or (4) the sale or transfer of all or substantially all of our assets to a non-affiliate.

        In the event that the employee's employment is terminated other than by us for cause or by reason of the employee's death or disability within six months before or within two years after the effective date of a change of control, or is terminated by the employee for good reason within six months before or within one year after the effective date of a change of control, then the employee will be entitled to receive (1) an amount equal to two times the employee's highest annualized base salary, (2) an amount equal to two times the greater of (a) the employee's average annual bonus earned during the three years prior to a change of control or (b) the target level of bonus established for the fiscal year during which employment was terminated, and (3) an amount equal to the target level of bonus established for the fiscal year during which employment was terminated. In addition, the employee will receive medical, dental and life insurance for 24 months after the effective date of termination. To the extent these payments are golden parachute payments under Section 280G of the Internal Revenue Code, we will be required to pay to the executive an amount necessary to gross-up the payments for any taxes.

        The 1997 agreements contain non-competition provisions that prohibit the employees, subject to certain limited exceptions, from engaging directly or indirectly, without our prior consent, in the development, redevelopment, operation, management or leasing of a retail shopping center or retail shopping center services within a certain area and/or with specified competitors during the period of employment with us and for 24 months thereafter, except that if the employee terminates his or her employment for good reason as defined in his employment agreement, the non-competition period ends one year after the date employment is terminated. In addition, the non-competition provisions prohibit the employee from inducing any employee of ours to terminate his employment with us, accepting employment with any of our competitors or interfering with any similar manner with our business during the period of employment and for a period of 24 months thereafter.

        In 1995, in accordance with Mr. Dausch's 1994 employment agreement, we granted a $150,000 housing relocation loan to Mr. Dausch. Pursuant to the 1994 employment agreement, one-third of the loan was forgiven in 1996. The balance of the loan principal plus interest was carried forward into Mr. Dausch's current 1997 employment agreement, pursuant to which terms the loan principal, together with all accrued interest, was forgiven on December 31, 2001.

        Each of these executive officers has been granted stock appreciation rights that become exercisable only upon a change of control of Mills. For the purpose of the SARs, "change of control" means (1) the acquisition by any entity, person or group of persons acting in concert of beneficial ownership of more than 50% of shares having the power to elect our directors; (2) the consummation of a merger, consolidation or other business combination involving us that results in the pre-transaction holders of voting securities having less than 50% of total voting power in an election of directors of the surviving entity; (3) our directors at the beginning of any consecutive two-year period ceasing to constitute a majority of directors, unless the nomination or election of each new director was approved by at least two-thirds of the directors then in office who were directors at the beginning of the two-year period; or (4) the sale or transfer of all or substantially all of our assets to a non-affiliate.

Equity Compensation Plan Information

        The following table sets forth certain information regarding our equity compensation plans as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plan approved by stockholders (1)	2,541,586	$22.04	169,845
Equity compensation plan not approved by stockholders (1)	581,140	18.25	1,234,570

Total	3,122,726	$21.33	1,404,415

(1)
We have only one equity compensation plan that has been approved by our stockholders, our Amended and Restated 1994 Executive Equity Incentive Plan, and only one equity compensation plan that has not been approved by our stockholders, our 1999 Stock Option Plan. We do not grant any restricted common stock awards or stock options to our senior officers under the 1999 Stock Option Plan.

PERFORMANCE GRAPH, AUDIT COMMITTEE REPORT, EXECUTIVE COMPENSATION
REPORT AND COMPENSATION COMMITTEE INTERLOCK

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, the following performance graph, the Audit Committee report and the Executive Compensation Committee report on executive compensation will not be incorporated by reference into any such filings.

Performance Graph

        The following performance graph and table compares the cumulative total stockholder return on our common stock (NYSE symbol: MLS) with the cumulative return on the S&P 500, the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts, or NAREIT, and the Morgan Stanley REIT Index for the five-year period commencing December 31, 1997 and ending December 31, 2002. The following graph assumes an investment of $100 in our common stock and each index on December 31, 1997 and assumes reinvestment of all dividends. We elected to use the Morgan Stanley REIT Index for purposes of generating the graph and the information for the table because the Morgan Stanley REIT Index is more readily accessible to our stockholders. We previously used the NAREIT Equity Index, most recently in our 2002 annual meeting proxy statement.

Cumulative total stockholder return
Us versus S&P 500, NAREIT Equity and Morgan Stanley REIT Indices

	12/97	12/98	12/99	12/00	12/01	12/02
The Company	100	88	86	89	157	188
S&P 500 Index	100	129	156	141	125	97
NAREIT Equity Index	100	82	79	99	113	118
Morgan Stanley REIT Index	100	83	79	101	113	118

Source: Bloomberg and NAREIT

Report of the Audit Committee

        As required by the New York Stock Exchange, our Board of Directors approved and adopted a charter for the Audit Committee. In February 2003, in response to proposed changes in corporate governance, our Board of Directors adopted an amended and restated charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix B and is also available on our web site. As described more fully in the charter, the Audit Committee's primary responsibilities are as follows:

  •
  the Audit Committee is responsible for matters concerning the relationship between us and our independent auditors, including the authority to—

  •
  appoint or remove the auditors,

  •
  evaluate the performance of the independent auditors,

  •
  approve the provision by the independent auditors of all services whether or not related to the audit,

  •
  determine the compensation to be paid to the independent auditors, and

  •
  determine whether the independent auditors are independent.
  •
  the Audit Committee reviews and discusses with management and the independent auditors our annual audited financial statements, including major issues regarding accounting and auditing, the adequacy of internal controls, significant financial reporting issues and judgments and critical accounting policies and practices in connection with the preparation of our financial statements, our earnings press releases, as well as financial information and earnings guidance provided to analysts; and

  •
  the Audit Committee is charged with advising the Board of Directors on our policies and procedures regarding compliance with applicable laws and regulations and portions of our code of business conduct and ethics that apply to financial reporting and establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters.

        The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. The Audit Committee met eight times during 2002.

        In overseeing the preparation of our financial statements, the Audit Committee:

  •
  met with both management and our independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues;

  •
  was advised by management that all financial statements were prepared in accordance with generally accepted accounting principles;

  •
  discussed with Ernst & Young LLP those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

  •
  received from Ernst & Young LLP written disclosures and a letter relating to Ernst & Young LLP's independence as required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP its independence.

        Finally, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

        On the basis of these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission on March 31, 2003.

                      Audit Committee

                      Harry H. Nick, Chairman
                      Hon. Joseph B. Gildenhorn
                      Robert P. Pincus
                      Cristina L. Rose

Report on Executive Compensation

        The Executive Compensation Committee of the Board of Directors has prepared the following report regarding 2002 executive compensation. The Executive Compensation Committee consists of five members, all of whom are independent directors, and is responsible for determining the compensation for our executive officers and for administering our equity and compensation plans. This report describes the Executive Compensation Committee's basic approach to executive compensation and the basis on which 2002 compensation determinations were made by the Executive Compensation Committee with respect to our executive officers, including our named executive officers. The Executive Compensation Committee works closely with the entire Board of Directors in the execution of the Executive Compensation Committee's duties.

Executive compensation policy

        The members of the Executive Compensation Committee believe that our success is due in large part to our employees and, in particular, to the leadership of our executive officers. The primary objectives of the Executive Compensation Committee in determining executive compensation are (1) to enable us to attract and retain qualified executives by providing a competitive total compensation package, and (2) to align the executives' compensation with our overall performance and the financial interests of our stockholders by tying a significant portion of executive compensation to our success in meeting specified performance objectives adopted annually and adjusting compensation commensurate with overall corporate results.

        In 1996, the Executive Compensation Committee engaged Towers Perrin, an outside compensation consulting firm, to analyze our plans for executive officers' base salaries, cash bonus incentives and long-term incentives. As part of its examination of our compensation program, Towers Perrin used publicly available data to compare our compensation plans with plans offered by comparable companies then active in the ownership, development and operation of shopping centers. Based on the findings in the Towers Perrin analysis, the Executive Compensation Committee implemented a comprehensive compensation plan consisting of (1) base salary, (2) an annual bonus plan and (3) an incentive compensation plan.

        We consulted with Towers Perrin in 2000 to update the Compensation Plan and bring our compensation practice into conformity with our goals and objectives. Towers Perrin analyzed new compensation strategies for our executive officers and helped us establish new performance targets and corresponding compensation. In 2002, we consulted with Deloitte & Touche LLP on the establishment of a new incentive compensation plan for our executive officers and our overall compensation plans and structure. The new incentive compensation plan was approved by our Board of Directors and was then approved by the stockholders at our 2002 annual meeting.

        The Executive Compensation Committee in conjunction with the Board of Directors has identified four criteria to be used in determining 2002 compensation: (1) growth in funds from operations; (2) return on invested capital; (3) growth in tenant sales; and (4) total stockholder return. The Executive Compensation Committee's objective behind the use of these performance criteria is to further link executive compensation with the financial interests of stockholders. These criteria were used to determine the variable component of compensation, including bonus awards and preliminary awards of long-term incentive payments for our employees, including our named executive officers.

2002 executive officer compensation

        Base salary.    Effective April 2002, the base salary for Mr. Dausch was increased by approximately 4.7% from his base salary for the prior year. Effective April 2002, the base salary for Mr. Parent was increased by approximately 40% from approximately $317,900 to $445,000 as a result of Mr. Parent's promotion from our Chief Financial Officer to our Chief Operating Officer. Similarly, during 2002, the base salary for Mr. Neeb increased by approximately 36% from $220,309 to $300,000 as a result of Mr. Neeb's promotion in April 2002 from our Senior Vice President and Treasurer to an Executive Vice President and his July 2002 promotion to Executive Vice President and Chief Investment Officer. Both increases were based on the Executive Compensation Committee's review of the compensation paid by comparable companies to their executive officers, as well as the competitive market data provided by Deloitte & Touche in establishing competitive base salaries at or above the 75th percentile for our executive officers for 2002. Mr. Napoli was hired by us in 2002 and his salary was established using a number of factors including the competitive market data provided by Deloitte & Touche.

        Annual bonus.    Goals and objectives were established pursuant to the annual bonus plan as the basis for determining the cash bonuses paid to the executive officers for 2002 performance. The four criteria noted above were used in determining annual bonuses. The Executive Compensation Committee also evaluated individual performance based on factors such as the individual's degree of responsibility, ability to affect our future performance, salary level and contribution to our overall success, as measured by individual achievement of specific goals and objectives as well as to the general level of our performance. The Executive Compensation Committee has preliminarily approved annual bonuses for Messrs Parent, Dausch and Napoli in the amount of $283,910, $255,200 and $255,200, respectively, which amounts are subject to adjustment based on the Committee's final assessment of 2002 performance for such individuals. The Executive Compensation Committee approved an annual bonus for Mr. Neeb in the amount of $206,280.

        Restricted common stock awards.    The Executive Compensation Committee approved the award of restricted common stock to each of Messrs. Parent, Dausch, Napoli and Neeb for 2002. The restricted common stock awards to Messrs. Parent, Dausch and Neeb were made based on the Committee's evaluation of their significant past and expected future contributions to the Company. Mr. Napoli's restricted common stock award was made as part of his initial compensation package in connection with our hiring him in 2002.

        Incentive compensation.    The long-term incentive compensation plan approved by our Board of Directors and our stockholders in 2002 provides that, using the four criteria described above, long-term incentive compensation would be evaluated over a three-year period, with the final amount paid out in the fourth year. In April 2003, the Executive Compensation Committee established a preliminary award for 2002 performance, which award will be adjusted based on the Executive Compensation Committee's assessment of such individual's performance during 2002 (for Messrs. Parent, Dausch and Napoli), 2003 and 2004. The preliminary awards for Messrs. Parent, Dausch, Napoli and Neeb for 2002 were $516,200, $464,000, $464,000 and $278,400, respectively.

2002 chief executive officer pay

        Pursuant to the terms of Mr. Siegel's employment agreement, Mr. Siegel's 2002 incentive compensation will be paid in cash. In establishing Mr. Siegel's annual salary, bonus and incentive compensation under the employment agreement, the Executive Compensation Committee reviewed a study by Towers Perrin analyzing the compensation of executives in comparable companies within the real estate development industry. Mr. Siegel's total direct compensation under his employment agreement would place him in the 92nd percentile when compared to the group consisting of the highest-paid executive in each of the comparable companies.

        The annual bonus and incentive compensation are subject to, and subject to adjustment for, the achievement of certain performance objectives and other criteria, such as those described above in "—2002 executive officer compensation—Annual bonus." The Executive Compensation Committee believes that basing a large portion of Mr. Siegel's compensation on performance objectives and certain other criteria fulfills our objective of linking Mr. Siegel's compensation directly and closely to increasing stockholder value.

        In accordance with Mr. Siegel's employment agreement, Mr. Siegel received a base salary in 2002 of $700,000 and a special bonus of $500,000. The Executive Compensation Committee has preliminarily determined that Mr. Siegel's annual bonus will be 116% of his 2002 annual bonus of $1,000,000, although this bonus is subject to adjustment pending the Executive Compensation Committee's final evaluation of Mr. Siegel's performance during 2002, as outlined above in "2002 executive officer compensation." In addition, the Executive Compensation Committee has preliminarily determined that Mr. Siegel's incentive compensation for 2002 will be equal to 116% of his 2002 target incentive compensation of $1,500,000, which is also based on the achievement of 2002 goals and objectives, subject to adjustment pending the Executive Compensation Committee's final evaluation of Mr. Siegel's performance during 2002, 2003 and 2004.

$1 million pay deductibility limit

        Section 162(m) of the Internal Revenue Code prohibits publicly traded companies from taking a tax deduction for compensation paid in excess of $1 million in any taxable year to a named executive officer. An exception to the Section 162(m) deduction limitation exists for performance-based compensation. Our restricted stock grants in 2002 and Mr. Siegel's compensation (other than his long-term incentive compensation) are subject to the $1 million deduction limitation because they are not considered "performance-based" within the meaning of Section 162(m).

        The Executive Compensation Committee's policy is to take into account Section 162(m) in establishing compensation for our senior executives. The Executive Compensation Committee also believes, however, that we must balance the benefit of deductions against the need to provide our executives with proper incentives to remain with us. Section 162(m) does not affect us as directly as it does Subchapter C corporations because we are a REIT and ordinarily do not pay taxes, although non-compliance with Section 162(m) will increase the tax cost of our stockholders who are subject to tax. The Executive Compensation Committee does not believe that it is necessarily in our or our stockholders' best interests that all compensation meet the requirements of Section 162(m) for deductibility and the Executive Compensation Committee may determine to award non-deductible compensation in such circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                      Executive Compensation Committee

                      Charles R. Black, Jr., Chairman
                      Hon. Joseph B. Gildenhorn
                      John M. Ingram
                      Harry H. Nick
                      Robert P. Pincus

Compensation Committee Interlocks and Insider Participation

        Our Executive Compensation Committee members are Charles R. Black, Jr., Hon. Joseph B. Gildenhorn, John M. Ingram, Harry H. Nick and Robert P. Pincus. None of these members is an officer or employee, or former officer or employee, of ours, other than Mr. Nick who was our employee until 1996. No interlocking relationship exists between the members of the Executive Compensation Committee and the board of directors, board of trustees or compensation or similar committees of any other company.

        During 2002, we engaged in transactions with two of the members of our Executive Compensation Committee.

        During 2002, pursuant to a consulting agreement we entered into in June 2002, we received services from John Ingram Realty Advisors, Inc., a consulting firm wholly owned by Mr. Ingram, who is a member of the Executive Compensation Committee. Under the consulting agreement, Mr. Ingram performed consulting services during 2002 in connection with the acquisition and development of certain sites for future projects, including for his firm's significant involvement in our efforts to procure a site in the Boston, Massachusetts metropolitan area. The aggregate compensation for services rendered during 2002 was $200,500. Aggregate fees for services performed by John Ingram Realty Advisors, Inc. exceeded five percent of the gross revenues of John Ingram Realty Advisors, Inc. during 2002. The consulting agreement with Mr. Ingram was terminated effective December 31, 2002.

        In October 2001, we entered into a consulting agreement with Mr. Nick, who is a member of the Executive Compensation Committee, for consulting services relating to real estate transactions and other matters assigned to him from time to time. Mr. Nick's compensation consisted of two components: (1) monthly compensation of $15,000 and (2) a success fee to be determined by mutual agreement between Mr. Nick and us, based upon projects completed by December 31 of the measuring year. The aggregate compensation for services performed during 2002 was $407,500. The consulting agreement with Mr. Nick terminated on December 31, 2002.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 15, 2003 for

  (1)
  each person known by us to be the beneficial owner of more than five percent of the outstanding common stock,

  (2)
  each of our directors,

  (3)
  each of our named executive officers, and

  (4)
  our directors, our named executive officers and certain other executive officers as a group.

        Each person named in the table has sole voting and/or investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. For the purposes of the following table, all securities that are owned by each of the persons named below and that are exercisable, convertible or exchangeable for our common stock, such as stock options and units of limited partnership interest in The Mills Limited Partnership, our operating partnership, through June 15, 2003 are included. Units of limited partnership interest in Mills LP may be redeemed at certain times specified in the Mills LP partnership agreement for cash equal to the value of an equal number of shares of common stock or, at our discretion, for an equal number of shares of common stock. The extent to which a person holds units as opposed to common stock is described in the footnotes.

        The address of the directors, executive officers and beneficial owners included in the table below is 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, unless otherwise provided.

Name of Beneficial Owner	Number of Shares of Common Stock		Percent of Shares of Common Stock(1)	Percent of Shares of Common Stock and Units(2)
Laurence C. Siegel	1,582,558	(3)	3.51%	2.60%
James F. Dausch	346,695	(4)	*	*
Kenneth R. Parent	360,174	(5)	*	*
James A. Napoli	50,000	(6)	*	*
D. Gregory Neeb	69,047	(7)	*	*
Dietrich von Boetticher	10,837,948	(8)	19.84%	17.99%
John M. Ingram	10,931	(9)	*	*
Charles R. Black, Jr.	7,881	(10)	*	*
James C. Braithwaite	268,776	(11)	*	*
Joseph B. Gildenhorn	17,431	(12)	*	*
Harry H. Nick	273,134	(13)	*	*
Franz von Perfall	154,653	(14)	*	*
Robert P. Pincus	10,431	(15)	*	*
Cristina L. Rose	5,431	(16)	*	*
Kan Am and affiliated entities	10,275,604	(17)	18.93%	17.06%
Cohen & Steers Capital Management, Inc.	5,889,035	(18)	13.38%	9.78%
iStar Preferred Holdings LLC	2,891,696	(19)	6.57%	4.80%
All executive officers and directors as a group (15 persons)	13,995,090	(20)	24.64%	22.80%

*
Less than 1%.
(1)
For purposes of this calculation, the number of shares of common stock deemed outstanding is the sum of (a) 44,013,810 shares of common stock outstanding as of April 15, 2003, (b) the number of shares of common stock issuable to the named person(s) upon the exercise of options exercisable within 60 days of April 15, 2003, and (c) the number of shares of common stock issuable to the named person(s) upon redemption of the units held by such named person(s).
(2)
For purposes of this calculation, the number of shares of common stock and units deemed outstanding is the sum of (a) 44,013,810 shares of common stock outstanding as of April 15, 2003, (b) 16,220,361 common units outstanding as of April 15, 2003 (excluding units held by us), and (c) the number of shares of common stock issuable to the named person(s) upon the exercise of options exercisable within 60 days of April 15, 2003.
(3)
Includes 446,340 shares of common stock, 556,793 units, and options to purchase 579,425 shares of common stock exercisable within 60 days of April 15, 2003.
(4)
Includes 120,186 shares of common stock and options to purchase 226,509 shares of common stock exercisable within 60 days of April 15, 2003.
(5)
Includes 92,565 shares of common stock and options to purchase 267,609 shares of common stock exercisable within 60 days of April 15, 2003.
(6)
Includes 50,000 shares of common stock.
(7)
Includes 24,027 shares of common stock and options to purchase 45,020 shares of common stock exercisable within 60 days of April 15, 2003.
(8)
Includes 230,595 shares of common stock, 329,249 units and options to purchase 2,500 shares of common stock exercisable within 60 days of April 15, 2003 held by Mr. von Boetticher directly. Also includes 93 shares of common stock and 10,275,511 units beneficially owned by Kan Am and various affiliated entities; Mr. von Boetticher either holds a controlling interest in such entities or a controlling interest in the general partner of such entities. Mr. von Boetticher disclaims beneficial ownership of the reported common stock and units held by these Kan Am entities except to the extent of his pecuniary interest therein.
(9)
Includes 8,431 shares of common stock and options to purchase 2,500 shares of common stock exercisable within 60 days of April 15, 2003.
(10)
Includes 5,381 shares of common stock and options to purchase 2,500 shares of common stock exercisable within 60 days of April 15, 2003.
(11)
Includes 14,991 shares of common stock, 229,110 units and options to purchase 3,000 shares of common stock exercisable within 60 days of April 15, 2003. Also includes 3,000 shares of common stock held in an account for Mr. Braithwaite's mother-in-law with respect to which Mr. Braithwaite shares voting and investment power and 18,675 units held by Braithwaite Family Partnership, of which Mr. Braithwaite is the general partner and has voting and investment power.

(12)
Includes 15,431 shares of common stock and options to purchase 2,000 shares of common stock exercisable within 60 days of April 15, 2003.
(13)
Includes 158,766 shares of common stock, 111,568 units and options to purchase 1,000 shares of common stock exercisable within 60 days of April 15, 2003. Also includes 1,800 shares of common stock held by Nick Family Trust, of which Mr. Nick is a trustee and has voting and investment power.
(14)
Includes 23,137 shares of common stock, 128,516 units and options to purchase 3,000 shares of common stock exercisable within 60 days of April 15, 2003.
(15)
Includes 7,431 shares of common stock and options to purchase 3,000 shares of common stock exercisable within 60 days of April 15, 2003.
(16)
Includes 3,431 shares of common stock and options to purchase 2,000 shares of common stock exercisable within 60 days of April 15, 2003.
(17)
Includes 93 shares of common stock and 10,275,511 units held by Kan Am and its affiliates which are also included in Mr. von Boetticher's beneficial ownership calculations. During 2002, we executed a waiver of the limitations on ownership of common stock as to Kan Am and its affiliates, subject to limitations in our certificate of incorporation to preserve our REIT status. The address for Kan Am is The Forum, 3290 Northside Parkway, Suite 825, Atlanta, Georgia 30327.
(18)
Information is based on a Schedule 13G/A filed with the SEC on June 10, 2002. Includes 5,485,835 shares of common stock over which Cohen & Steers has sole voting power and 5,889,035 shares of common stock over which Cohen & Steers has sole dispositive power. During 2002, we executed a waiver of the limitations on ownership of common stock as to Cohen & Steers Capital Management, Inc., subject to limitations in our certificate of incorporation to preserve our REIT status. The address for Cohen & Steers is 757 Third Avenue, New York, New York 10017.
(19)
Information is based on a Schedule 13G filed with the SEC on May 21, 2001. iStar Preferred Holdings LLC has sole voting and dispositive power over the shares. The Schedule 13G also states that TriNet Corporate Realty Trust Inc., parent of iStar Preferred Holdings LLC, and iStar Financial Inc, the parent of TriNet Corporate Realty Trust Inc., each may be deemed to beneficially own these shares. The address for iStar Preferred Holdings LLC is 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.
(20)
Includes 1,205,605 shares of common stock, 11,649,422 units and options to purchase 1,140,063 shares of common stock exercisable within 60 days of April 15, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In addition to the transactions involving the members of the Executive Compensation Committee as described above under "Compensation Committee Interlocks and Insider Participation," during 2002 we engaged in certain transactions or had certain relationships with other members of our Board of Directors as more fully described below.

Transactions with Kan Am

Joint ventures with Kan Am

        Three members of our Board of Directors, Messrs. von Boetticher, Braithwaite and von Perfall, are affiliated with Kan Am US, Inc. and its affiliates, which we refer to collectively as "Kan Am." Kan Am is a real estate developer and investment partnership sponsor headquartered in Germany and is our joint venture partner in many of our projects. In addition, Kan Am holds a significant number of limited partnership units of Mills LP. As of April 15, 2003, Kan Am owned approximately 17.06% of the outstanding limited partnership units of Mills LP.

        By virtue of their relationships with Kan Am, Messrs. von Boetticher, Braithwaite and von Perfall have a conflict of interest with respect to joint ventures between us and Kan Am. When the Board of Directors (and the Executive Committee, of which Mr. Braithwaite is a member) voted on the proposed joint ventures with Kan Am, each of Messrs. von Boetticher, Braithwaite and von Perfall abstained from voting.

        The following table sets forth as of December 31, 2002 Kan Am's residual sharing information and amount of unreturned capital contributions for each joint venture in which Kan Am is a partner:

Project	Residual Sharing Percentage		Amount of Unreturned Capital Contributions (in millions)(1)
Arundel Mills	34.4%		$39.4
Colorado Mills	18.8		25.5
Concord Mills	34.4		28.1
Discover Mills	50.0		75.0
Grapevine Mills	34.4		32.6
Katy Mills	37.5		78.8
Meadowlands Xanadu	33.3	(2)	24.0	(3)
Ontario Mills	31.3		26.0
Pittsburgh Mills	25.0		—
St. Louis Mills	18.8		—
The Block at Orange	50.0		60.0

(1)
Reflects actual amount of capital contributions unreturned as of December 31, 2002.
(2)
Kan Am's residual sharing percentage will be 26.7% when the various conditions to delivery of the executed joint venture agreement from escrow have been satisfied. When the joint venture agreement is released from escrow, Empire Ltd. and Bennett S. Lazare will become joint venture partners with us and Kan Am in developing Meadowlands Mills.
(3)
The project's equity requirements have not yet been determined. As of December 31, 2002, Kan Am had invested $24.0 million in equity contributions.

        Under the terms of the joint venture agreements, Kan Am generally receives a cumulative construction period preference until construction of a project is substantially completed and permanent financing is secured, and will receive a priority return thereafter ranging from 9% to 11% per year on its capital contributions. We also guarantee Kan Am's construction period preference and Kan Am's portion of construction debt and continue these guaranties until construction is substantially completed and qualified permanent financing is secured for a project. While construction has been completed at each of Arundel Mills, Colorado Mills and Discover Mills, qualified permanent financing remains to be secured for each of these projects. Consequently, our loan guarantees are outstanding for the Arundel Mills, Colorado Mills and Discover Mills joint ventures.

        The following table sets forth information as of December 31, 2002 regarding our guarantees of Kan Am's construction period preference and construction loans in each joint venture in which Kan Am is a partner:

Project	Kan Am's Construction Period Preference		Construction Loan		Other
	(in millions)(1)
Arundel Mills	$0.5	(2)	$17.9		$—
Colorado Mills	0.7	(3)	—	(4)	—
Concord Mills	0.6	(2)	31.6		—
Discover Mills	1.0		141.4		—
Katy Mills	1.8		42.0		—
Meadowlands Xanadu	0.54	(5)	—	(5)	24.54	(6)
Pittsburgh Mills	—		—		—
St. Louis Mills	.81		—		32.31	(7)
The Block at Orange	—		—		27.3	(8)

(1)
Kan Am does not guaranty any portion of the construction loan for any project. Amounts required by a lender to be guaranteed are guaranteed by us.
(2)
We currently guarantee 100% of Kan Am's construction period preference.
(3)
Mills LP's guaranty of Kan Am's construction period preference was reduced to 9% when the project opened. During the period between grand opening of the project and the securing of qualified permanent financing, Mills LP's construction period preference will be subordinated to Kan Am's.
(4)
The construction loan was obtained in April 2002.
(5)
Prior to securing qualified permanent financing, Mills LP's construction period preference will be subordinated to Kan Am's. Additionally, payment of Mills LP's construction period preference will be made only from proceeds of the construction loan and only if the construction loan documentation so permits. Construction has not yet commenced and a construction loan has not yet been obtained.
(6)
Of which $24.0 million was Kan Am's capital contribution and $0.54 million was Kan Am's accrued construction period preference. The Meadowlands Mills joint venture agreement provides Kan Am the right to require the joint venture to redeem Kan Am's interest for cash if a construction loan is not obtained by June 30, 2004. Mills LP has agreed to guarantee the redemption obligation of the joint venture beginning on the "Project Commencement Date," which is the date on which specified material contingencies have been satisfied and which may occur prior to securing the construction loan.
(7)
Of which $31.5 million was Kan Am's capital contribution and $0.81 million was Kan Am's accrued construction period preference. The St. Louis Mills joint venture agreement provides Kan Am the right to require the joint venture to redeem Kan Am's interest for cash if a construction loan is not obtained by June 30, 2004. Mills LP has agreed to guarantee the redemption obligation of the joint venture beginning on the "Project Commencement Date," which is the date on which specified material contingencies have been satisfied and which may occur prior to securing the construction loan.
(8)
Of which $25.9 million was the amount of mezzanine loan guaranteed by Mills LP and $1.4 million was the amount of priority return guaranteed by Mills LP. Mills LP guarantees Kan Am's priority return at The Block at Orange up to a maximum amount of $10.8 million, which maximum will be reduced by $1,080,000 for each year during which Mills LP is not required to make payments under the guaranty, subject to a minimum of $5.4 million. This guaranty will terminate upon the earlier of May 2006 (or a later date to which the term of the mezzanine loan is extended if the mezzanine loan has not been refinanced with qualifying non-recourse indebtedness) or such time as the joint venture's cash flow in any fiscal year exceeds $8.0 million. Currently, the maximum guaranty amount is $10.8 million.

         In May 2002, we entered into an agreement with Kan Am pursuant to which Kan Am committed during 2002 to contribute up to $50.0 million for investment in qualifying development projects. Kan Am's contribution commitment was satisfied by entering into joint venture agreements with us to develop St. Louis Mills and Pittsburgh Mills.

Other Kan Am transactions

        In May 2002, we also granted a waiver of the "ownership limit" established in our certificate of incorporation to Kan Am and its affiliates, subject to limitations established in our certificate of incorporation to preserve our REIT status. This waiver will also apply to the initial transferees of Kan Am and its affiliates, subject to continued compliance by Kan Am with its contribution obligations for development projects as described above, to Kan Am's compliance with certain first refusal rights in our favor, and to compliance by Kan Am and its affiliates and such transferees with the applicable restrictions relating to preservation of our REIT status.

        In July 2002, an affiliate of Kan Am acquired the office building in which our executive offices are located. As a result, during 2002, Kan Am assumed our existing lease, and as the new landlord, received approximately $834,000 in rental payments from us for the office space.

        In January 2003, Kan Am Capital, Inc. transferred 17,064 limited partnership units in Mills LP, representing all of its interests in Mills LP, and nominal cash consideration to us for 17,064 shares of our common stock, valued at approximately $476,000 (based on the closing price of our stock on January 16, 2002, which was $27.91). The transaction is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code. We also granted Kan Am registration rights to require us to register the resale of shares of our common stock by Kan Am and certain other affiliates that we issued to Kan Am in connection with this transaction.

Other Related Party Transactions

        FoodBrand L.L.C., an entity in which we own a 60% interest, leases, manages and operates food courts and certain restaurants at five of our projects, including three projects in which Kan Am is a joint venture partner. Aggregate annual lease payments made by FoodBrand L.L.C. in 2002 for each of our joint venture projects are as follows: Arundel Mills—$1,470,462; Discover Mills—$836,675; and Katy Mills—$1,650,102. FoodBrand entered into various sale-leaseback arrangements for equipment and fixtures in connection with its food court operations at Discover Mills. Sale-leaseback payments for 2002 aggregated $802,516.

        On December 27, 2002, Mr. Parent sold to us 10,789 shares of our common stock at $29.60 per share as repayment in full of the loan that we made to Mr. Parent on September 24, 1999. On December 27, 2002, Mr. Neeb acquired 23,980 shares of our common stock upon exercise of stock options and immediately sold all of such shares to us at $29.60 per share as repayment in full of the loan that we made to Mr. Neeb on September 24, 1999. See "Indebtedness of Management" below for additional information about these loans.

Indebtedness of Management

        On September 24, 1999, each of Messrs. Siegel, Parent, Dausch and Neeb executed a promissory note in the amount of $249,504, $225,729, $49,034 and $149,467, respectively, to evidence a loan from us, proceeds of which were used in each case to purchase our common stock. Each loan had a term of three years, bore interest at a rate of 8% annually and matured in September 2002. The largest amount of outstanding indebtedness under each of these loans during 2002 for each of Messrs. Siegel, Parent, Dausch and Neeb was $314,853, $289,757, $53,450 and $191,864, respectively. Each of Messrs. Siegel, Parent, Dausch and Neeb repaid his loan during 2002.

        On April 13, 2001, each of Messrs. Siegel, Parent and Dausch executed a promissory note in the amount of $105,131, $48,491 and $84,226, respectively, to evidence a loan from us, proceeds of which were used in each case to pay withholding taxes associated with the vesting of shares of our restricted common stock. Each loan had a term of one year, bore interest at a rate of 6% annually and matured in April 2002. The largest amount of outstanding indebtedness under each of these loans during 2002 for each of Messrs. Siegel, Parent and Dausch was $111,421, $51,655 and $90,374, respectively. Each of Messrs. Siegel, Parent and Dausch repaid his loan in full during 2002.

        On April 2, 2002, we loaned to each of Messrs. Siegel, Parent and Dausch $144,952, $82,208 and $132,846, respectively, which amount was used in each case to pay withholding taxes associated with the vesting of shares of our restricted common stock held by each of them. Each loan had a term of one year, bore interest at a rate of 6% annually and matured in April 2003. The largest amount of outstanding indebtedness under each of these loans during 2002 for each of Messrs. Siegel, Parent and Dausch was $151,505, $90,856 and $134,833, respectively. Each of Messrs. Siegel and Dausch repaid his loan in 2002 and Mr. Parent repaid his loan in April 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and certain stockholders to file reports of ownership and transactions that result in changes in ownership of our equity securities on prescribed forms with the SEC.

        Based solely on our review of the copies of these forms, we believe that during the year ended December 31, 2002, the following reports were not filed timely: (a) Mr. Dausch, our President, Development Division and a director, was late in filing a Form 4 to report one transaction, (b) Mr. Braithwaite, a director, was late in filing a Form 4 to report one transaction and (c) Mr. Neeb, our Executive Vice President and Chief Investment Officer, inadvertently failed to report all of his holdings on his Form 3, which holdings were subsequently reported.

OTHER MATTERS

        We know of no other matters to be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in proxies returned to us to vote those proxies in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Proposals of stockholders to be presented at the 2004 annual meeting of stockholders must be received by our corporate secretary prior to December 20, 2003 to be considered for inclusion in our proxy material for that meeting. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934) must deliver such information to our corporate secretary no earlier than March 22, 2004 and no later than April 21, 2004, and must comply with the advance notice provisions and other requirements of Article II, Section 2.7 of the our bylaws, which are on file with SEC and may be obtained from our corporate secretary upon request.

        Your vote is very important. Whether or not you plan to attend to meeting in person, please submit your vote as soon as possible. You may vote through the Internet, by telephone or by completing and mailing the accompanying proxy card. Please review the instructions on the accompanying proxy card regarding each of these voting options.

By Order of the Board of Directors,

Thomas E. Frost Secretary

April 30, 2003

Appendix A

THE MILLS CORPORATION

CORPORATE GOVERNANCE GUIDELINES

        The following guidelines have been adopted by the Board of Directors (the "Board") of The Mills Corporation ("Mills" or the "Company") and, along with the charters of the Board's committees, provide the framework for the governance of Mills. The Board will review these guidelines and other aspects of Mills' governance annually, or more often if the Board decides it is necessary. These guidelines should be construed in a manner consistent with the Company's Bylaws, as they may be amended from time to time.

ROLE OF BOARD AND MANAGEMENT

  1.    Role of the Board

        Mills' business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer ("CEO") and the oversight of the Board, to enhance the long-term value of the Company for its stockholders. The Board of Directors is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served.

  2.    Board Responsibilities

        The Board of Directors has at least four quarterly meetings a year, supplemented by additional meetings as needed, at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, and issues facing the Company. Directors are expected to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve. Directors also are expected to spend the necessary time to discharge their responsibilities appropriately and to use reasonable efforts to avoid having their other existing or future commitments materially interfere with their responsibilities as members of the Board.

        In addition to its general oversight of management, the Board also performs a number of specific functions, including but not limited to:

  (a)
  reviewing, approving and monitoring fundamental financial, non-financial and business strategies and major corporate actions and reviewing principal risks facing the Company;

  (b)
  providing advice and counsel to the CEO and other senior executives of the Company;

  (c)
  selecting, evaluating, and compensating the CEO;

  (d)
  overseeing succession planning for the CEO and other key executives;

  (e)
  providing advice and oversight on the selection, evaluation, development and compensation of senior management;

  (f)
  working with management to implement processes for maintaining the integrity of the Company, the accuracy of the Company's financial statements, and the compliance by the Company with laws and the Company's Code of Business Conduct and Ethics.

        In discharging their responsibilities, directors must exercise their business judgment to act in a manner that they believe in good faith is in the best interests of the Company and its stockholders.

        Directors shall be entitled to require that the Company purchase reasonable liability insurance on their behalf and to accord them the benefits of indemnification and exculpation to the fullest extent permitted by applicable law and the Company's certificate of incorporation and by-laws.

COMPOSITION OF THE BOARD AND SELECTION OF DIRECTORS

  3.    Size of the Board

        The Board may alter the size of the Board to accommodate the availability of one or more outstanding candidates or to augment capabilities or as necessary to meet the Board's goal that at least one more than a majority of the directors will be independent.

  4.    Board Membership Qualifications

        Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board should represent diverse experience in areas that are relevant to the Company's activities.

  5.    Independence of Directors

        The Board shall at all times have a majority of directors who satisfy the standards of independence established by the Board consistent with applicable statutes, SEC regulations, and listing standards of the New York Stock Exchange (the "NYSE"). The Board seeks to have the Board composed so that at least one more than a majority of the directors is independent under the NYSE guidelines.

        To be considered independent under the proposed NYSE rules, the Board must determine that a director does not have any direct or indirect material relationship with Mills. The Board has established the following guidelines to assist it in determining director independence in accordance with that proposed rule:

  (a)
  A director will not be independent if, within the preceding five years:

  (i)
  the director was employed by Mills or any of its subsidiaries;

  (ii)
  an immediate family member of the director was employed by Mills or any of its subsidiaries in a capacity that rendered the family member an officer as defined on Exhibit A;

  (iii)
  the director was employed by or affiliated with Mills' independent auditor;

  (iv)
  an immediate family member of the director was employed by Mills' independent auditor as a partner, principal or manager; or

  (v)
  a Mills executive officer was on the compensation committee of the board of directors of a company that also employed such Mills director, or which employed an immediate family member of such Mill's director as an officer.

  (b)
  The following commercial or charitable relationships generally will not be considered to be material relationships that would impair a director's independence:

  (i)
  if a Mills director is an executive officer, director or equity owner of another company that does business with Mills and the annual sales to, or purchases from, Mills are less than one percent of the annual revenues of that other company;

  (ii)
  if a Mills director is an executive officer, director or equity owner of another company that owns less than ten percent of the equity securities of Mills or securities convertible into the equity securities of Mills;

  (iii)
  if a Mills director is the owner of equity securities of Mills or securities convertible into the equity securities of Mills;

    (iv)
    if a Mills director is an executive officer, director or equity owner of another company which is indebted to Mills, or to which Mills is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the other company; and

    (v)
    if a Mills director serves as an officer, director or trustee of a charitable organization, and Mills' discretionary charitable contributions to the organization are less than one percent of that organization's total annual charitable receipts. (Mills' automatic matching of employee charitable contributions will not be included in the amount of Mills' contributions for this purpose.)

    The Board shall annually review all commercial and charitable relationships of directors and companies with which they are associated. Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board.

  (c)
  For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the entire Board of Directors and in accordance with the applicable NYSE listing standards. For example, if a director is an executive officer of a company that invests in joint ventures with Mills that account for more than one percent of that company's annual revenues, the independent directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the director would therefore be considered independent under the proposed NYSE rules. The Company would explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

        To be eligible to serve on the Audit Committee, a director must be independent under the standards set forth above and must receive no compensation from the Company other than compensation for service as a director.

  6.    Selection of Directors

        The directors are elected by the stockholders at the annual meeting of stockholders in the year in which their respective three-year terms end. Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names and supporting information to: Secretary, The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. The Board has delegated to the Governance and Nominating Committee the responsibility of recommending to the Board the director nominees for election at the next annual meeting or any special meeting of stockholders and any person to be considered to fill a Board vacancy or a newly created directorship resulting from any increase in the size of the Board of Directors. The Board itself, however, is ultimately responsible for selecting its own members and in recommending them for election by the stockholders.

  7.    Directors Who Change Their Present Job Responsibility

        When a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the director will notify the Chairman of the Governance and Nominating Committee. That committee will then review whether such individual should continue to serve as a member of the Board of Directors in light of the new occupation or retirement of the director. If the Governance and Nominating Committee determines that such individual should no longer serve as a member of the Board of Directors as a result of such change, the Governance and Nominating Committee will recommend the resignation of such director.

  8.    Service on Other Boards

        Before accepting membership on boards (a "Non-Affiliated Board") of other publicly traded companies, whether domestic or foreign, but excluding non-profit and non-public companies, a director shall take into account potential difficulties in attending scheduled meetings of the Board and its committees, potential conflicts of interest that may arise between the Company and such other public companies, and any other factors arising from such service that may limit the directors' effectiveness in serving on the Board. Any director desiring to accept membership on such a Non-Affiliated Board shall consult with the Company's General Counsel prior to accepting membership on such Non-Affiliated Board, to determine whether such limiting circumstances exist.

  9.    Term Limits; Retirement

        The Board does not impose arbitrary term limits on directors' service or a mandatory retirement age. The Board self-evaluation process described below will be an important determinant for Board tenure.

  10.    Ethics and Conflicts of Interest

        Directors of the Company, as well as Company officers and employees, shall act ethically at all times and acknowledge their adherence to the policies of the Company's Code of Business Conduct and Ethics. The Board will not permit any waiver of any ethics policy for any director or executive officer. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chairman of the Board. If a significant conflict exists and cannot be resolved appropriately, the director shall resign. All directors shall recuse themselves from voting on any matter affecting their charitable, personal, business or professional interests. The Board shall resolve any conflict of interest question involving the Chairman of the Board, the CEO, chief financial officer, chief operating officer, or any executive vice-president, and the CEO shall resolve any conflict of interest issue involving any other officer of the Company.

  11.    Director Orientation and Education

        The Company's General Counsel and Chief Financial Officer, under the oversight of the Governance and Nominating Committee, shall be responsible for providing orientation to all new directors, which should be conducted within two months of the annual or special meeting at which a new director is elected. This orientation will include presentations by senior management to familiarize new directors with the Company's strategic plans, its significant financial, accounting, legal and risk management issues, its regulatory compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. The General Counsel and Chief Financial Officer also shall be responsible for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties.

BOARD LEADERSHIP

  12.    Chairman and CEO

        The positions of the Chairman of the Board and the CEO may be held by the same person. The combination or separation of these offices shall be considered as part of the succession planning process.

  13.    Executive Sessions of Non-Management Directors

        The non-management directors shall meet in executive session without management at least quarterly. A non-management director, selected on an annual rotating basis by a majority of the non-management directors, shall preside at these executive sessions, and the name of the member presiding at the executive sessions shall be disclosed in the Company's annual proxy statement in accordance with NYSE listing standards. The then presiding director of the executive sessions shall develop the agendas for the executive sessions. From time to time as necessary, the independent directors may meet in executive session without management or any non-independent directors.

BOARD MEETINGS

  14.    Agenda for Board Meetings

        The Chairman will establish the agenda for each Board meeting after discussion with the director who is then designated as the presiding director for the executive sessions of non-management directors. The agenda for a Board meeting shall include any issues discussed during an executive session of the non-management directors that the presiding non-management director for that session believes should be addressed by the entire Board. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the Chairman of the Board or the then presiding director of the executive sessions at any time.

  15.    Board Materials Distributed in Advance; Board Presentations

        Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting and presentations on specific subjects shall be distributed in a timely manner in writing to the directors before the meeting. On those occasions in which the subject matter is too sensitive to document in advance of the meeting, the presentation will be discussed at the meeting. Prior to the meeting, directors should review the materials provided in advance of the meeting and may request supplemental information from management. All such information is to be maintained in conformity with the Company's policies on confidentiality.

BOARD COMMITTEES

  16.    Board Committees

        The Board shall have at all times an Audit Committee, Executive Compensation Committee, Governance and Nominating Committee and Executive Committee. All members of these committees (other than the Executive Committee) shall be independent directors. A majority of the members of the Executive Committee shall be independent directors and the other members of that committee will include the CEO and one or more other non-independent directors appointed by the Board. Committee members shall be appointed by the Board upon recommendation of the Governance and Nominating Committee, consistent with the Governance and Nominating Committee Charter, with consideration given to the preferences of individual directors. Consideration shall be given to rotating committee members periodically to the extent practicable, but rotation shall not be mandated as a policy.

        The Board may, from time to time, designate additional ad hoc or permanent committees as deemed necessary or advisable in accordance with Delaware law and the Company's Bylaws.

  17.    Committee Charters

        Each of the Audit Committee, Executive Compensation Committee, and Governance and Nominating Committee will have its own charter that is intended to meet the NYSE listing standards.

The charters will set forth the purposes, membership, powers, authority, duties and responsibilities of the committees, as well as certain qualifications for committee membership. The charters will also provide that each committee will annually evaluate its performance and include such other provisions as may be required by the NYSE. Under the oversight of the Governance and Nominating Committee, each committee shall review its charter annually and recommend any appropriate modifications to the Board.

  18.    Committee Agenda

        The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda for each committee meeting. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent such subjects can be reasonably foreseen). The schedule of meetings for each committee shall be furnished to all directors.

LEADERSHIP DEVELOPMENT

  19.    Evaluation of Management

        The Executive Compensation Committee shall oversee the annual evaluation of management, including the evaluation of the CEO, which shall be communicated to the CEO by the Chairman of the Executive Compensation Committee, as set forth in its charter. The Chairman of the Executive Compensation Committee shall inform the other non-management directors of the Company's evaluation of the CEO prior to when such evaluation is communicated to the CEO. The evaluation shall be based on objective criteria, including performance of the business, accomplishment of strategic objectives, development of management, and similar factors. The Executive Compensation Committee shall annually report the results of the annual evaluation of management to the Board of Directors. The Executive Compensation Committee shall take its evaluation into account in making its annual determinations with respect to the compensation of executive officers. Such evaluation of management shall also be considered by the Board in appointing or reappointing officers of the Company.

  20.    Assessing the Board's Performance

        The Board shall annually review its own performance to determine whether it, its members, and its committees are functioning effectively. In accordance with its charter, the Governance and Nominating Committee will receive comments from all directors and report annually to the Board on an assessment of the Board's performance. The report of the Governance and Nominating Committee shall be discussed with the Board following the end of each fiscal year. The assessment shall focus on the Board's contribution to the Company and specifically focus on areas in which the Board or management believes that the Board's role and effectiveness could improve.

  21.    Succession Planning

        The Governance and Nominating Committee should develop and periodically report to the Board on succession planning for the CEO and other key executives, including succession in the case of emergencies or retirement. The Governance and Nominating Committee shall work with the Board and the Executive Compensation Committee to identify, evaluate and recommend potential successors to the CEO and other key executives. The CEO should at all times make available to the Board his or her recommendations and evaluations of potential successors.

OTHER BOARD MATTERS

  22.    Board Access to Senior Management

        Board members have complete access to the Company's management. It is assumed that Board members will take into account the importance of ensuring that this contact is not distracting to the business operation of the Company and that such contact, if in writing, be copied to the Chairman and CEO, as appropriate.

  23.    Board Compensation

        The Governance and Nominating Committee shall have the responsibility for recommending to the Board compensation and benefits for non-employee directors. In discharging this duty, the committee shall be guided by three goals: compensation should fairly pay directors for work required in a company of Mills' size and scope; compensation should align directors' interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. Each year, the Governance and Nominating Committee shall review non-employee director compensation and benefits.

        No Audit Committee member can accept any consulting, advisory or other compensatory fee from the Company. Director's fees are the only compensation an Audit Committee member may receive from the Company.

  24.    Independent Advisors

        The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

  25.    Board's Interaction with Institutional Investors, Press, Etc.

        Management speaks for the Company. Individual directors may, from time to time, at the request of management, meet or otherwise communicate with various constituencies that are involved with the Company. If comments from the Board are appropriate, they should, in most circumstances, come from the Chairman.

Adopted by the Board of Directors on April 11, 2003.

EXHIBIT A

For purposes of these Guidelines, an "officer" of the Company is defined as the Company's president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

Appendix B

THE MILLS CORPORATION

AUDIT COMMITTEE
AMENDED AND RESTATED CHARTER

        This AMENDED AND RESTATED CHARTER (the "Charter") of the AUDIT COMMITTEE (the "Committee") has been adopted by the Board of Directors (the "Board") of The Mills Corporation (the "Company") on February 18, 2003.

A.
Purpose.    The purpose of the Committee is to be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company and to assist in Board oversight of: (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements; (3) the qualifications and independence of the Company's independent auditors; and (4) the performance of the Company's internal audit functions and independent auditors.

B.
Members.    The Committee shall consist of no fewer than three members of the Board all of whom shall meet the independence, experience and expertise requirements set forth in the listing standards of the New York Stock Exchange and established under applicable statutes and SEC regulations. At all times, at least one member of the Committee shall be an "audit committee financial expert" within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and shall be a financial expert under the applicable rules and regulations of the New York Stock Exchange, as reasonably determined by the Board.

  The members of the Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee. Audit Committee members may be removed and replaced by the Board, but all replacements shall be made on the recommendation of the Governance and Nominating Committee.

C.
Duties, Responsibilities and Authority.    The duties, responsibilities and authority of the Committee shall be as set forth below:

1.
The Committee shall have the sole authority to appoint the independent auditors to be retained by the Company and approve the compensation of the independent auditors. The Committee shall evaluate the performance of the independent auditors and be directly responsible, and have the sole authority, for the discharge or replacement of the independent auditors (subject, if deemed appropriate, to shareholder ratification);

2.
The Committee shall be directly responsible for resolving any disagreements between the management of the Company and the independent auditors regarding financial reporting;

3.
The Committee shall approve in advance the provision by the independent auditors of all services whether or not related to the audit. The Committee shall cause the Company to provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors retained by the Company for the purpose of rendering or issuing an audit report;

4.
The Committee shall review and discuss with management and the independent auditors the annual audited financial statements, including major issues regarding accounting and auditing principles and practices, the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition," the adequacy of internal controls that could significantly affect the Company's financial statements, any material correcting adjustments that have been identified by the independent auditor, any material off-balance sheet transactions, arrangements, obligations and other relationships of the Company that unconsolidated entities and other matters related to the conduct of the audit that are to be communicated to the Committee under applicable auditing standards;

  5.
  The Committee shall review analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments and critical accounting policies and practices in connection with the preparation of the Company's financial statements and the ramifications of the use of alternative disclosures and treatments, the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences;

  6.
  The Committee shall review and discuss with management and the independent auditors the Company's quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition." The Committee shall also discuss with management and the independent auditors the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts;

  7.
  The Committee shall review policies and procedures with respect to Company transactions in which officers or directors have an interest; where appropriate, including when their review is requested by management or the independent auditors, review policies and procedures with regard to officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the internal audit staff or independent auditors. The Committee shall review all related party transactions and similar matters to the extent required by the New York Stock Exchange to be approved by an audit committee or comparable body;

  8.
  The Committee shall meet periodically with management, internal audit staff and the independent auditors to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall also review and evaluate the Company's processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas;

  9.
  The Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

  10.
  The Committee shall receive periodic reports, at least annually, from the independent auditor regarding (a) the auditors' independence, (b) the auditors' internal quality-control procedures, (c) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (d) all relationships between the independent auditors and the Company; the Committee shall discuss such reports with the auditor and take appropriate action on any disclosed relationship to satisfy itself of the auditor's independence. The Committee will also establish clear hiring policies for employees or former employees of the independent auditor;

  11.
  The Committee shall review the appointment and replacement of the senior internal auditing executive;

  12.
  The Committee shall review the significant reports to management prepared by the internal auditing department and management's responses thereto;

  13.
  The Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the annual audit and other examinations of the Company's quarterly, annual and other financial information. The Committee shall also review with internal audit staff and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of internal and external audit resources;

  14.
  The Committee shall obtain from the independent auditors assurance that during the course of the annual audit the independent auditors did not detect or otherwise become aware of information indicating that an illegal act has occurred that might have an effect on the financial statements of the Company other than an inconsequential illegal act;

  15.
  The Committee shall obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics;

  16.
  The Committee shall review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to any such problems or difficulties and to any management letter. Such review should include:

  (a)
  Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

  (b)
  Any changes required in the planned scope of the internal audit; and

  (c)
  The internal audit department responsibilities, budget and staffing and the independent auditor's assessment of the adequacy of the Company's internal control structure and procedures of the Company for financial reporting;

  17.
  The Committee shall be responsible for preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and shall review the information to be provided by the independent auditors for inclusion in the proxy statement, including with regard to fees relating to the audit;

  18.
  The Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with portions of the Company's Code of Business Conduct and Ethics that apply to financial reporting;

  19.
  The Committee shall review with the Company's general counsel legal and regulatory matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from external counsel, regulators or governmental agencies;

  20.
  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  21.
  The Committee shall meet at least annually with the chief financial officer and the members of management, the senior internal audit executive and the independent auditors, in separate executive sessions;

  22.
  The Committee may form and delegate authority to subcommittees if determined to be necessary or advisable;

  23.
  The Committee shall make reports to the Board at the next regularly scheduled meeting following the meeting of the Committee accompanied by any recommendation to the Board;

  24.
  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Governance and Nominating Committee for approval by the Board;

  25.
  The Committee shall annually review its own performance in coordination with the Governance and Nominating Committee; and

  26.
  The Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

D.
Further Authority.    In carrying out its duties, responsibilities and authority set forth in this Charter (and such other authority and responsibilities as may be assigned to it from time to time by the Board), the Committee shall have the authority to engage, and obtain advice and assistance from, outside legal, accounting and other advisers, and the Company shall provide appropriate funding therefor as determined by the Committee.

E.
Limitations on Duties, Responsibilities and Authority.    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

F.
Amendments.    This Charter may be amended or supplemented at any time and from time to time, at the discretion of the Board.

Appendix C

THE MILLS CORPORATION

EXECUTIVE COMPENSATION COMMITTEE
CHARTER

        This CHARTER (the "Charter") of the EXECUTIVE COMPENSATION COMMITTEE (the "Committee") has been adopted by the Board of Directors (the "Board") of The Mills Corporation ("Mills" or the "Company") on February 18, 2003.

A.
Purpose.    The purpose of the Committee is to discharge the Board's responsibilities relating to compensation of the Company's Chief Executive Officer ("CEO") and other executive officers, and to consider, recommend, administer and implement the Company's incentive-compensation plans and equity-based plans. The Committee also is responsible for preparing a report on executive compensation for inclusion in the Company's annual meeting proxy statement, in accordance with applicable rules and regulations.

B.
Members.    The Committee shall have at least three but not more than five "Independent Directors" of the Board. Members of the Committee shall be appointed and may be removed by the Board. For purposes of this Charter, "Independent Directors" shall mean directors who are determined by the Board to comply with standards of independence established by the Board consistent with applicable statutes, SEC regulations, and listing standards of the New York Stock Exchange.

  The members of the Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee. Executive Compensation Committee members may be removed and replaced by the Board, but all replacements shall be made on the recommendation of the Governance and Nominating Committee.

C.
Duties, Responsibilities and Authority.    The Committee shall have the following duties, responsibilities and authority:

1.
Review from time to time and approve the Company's stated compensation philosophy strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports the Company's objectives and shareholder interests;

2.
Annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. In determining the long-term incentive components of CEO compensation, the Committee shall consider the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years, and may consider such other factors as it deems necessary or advisable;

3.
With regard to the CEO, annually, and at the time of the appointment of a new CEO, review and approve (a) the annual base salary amount, (b) annual bonus arrangements, if any, (c) any long-term incentive compensation, (d) any employment agreements, severance arrangements, and change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, in each case as, when and if deemed necessary or advisable and (e) any perquisites or special or supplemental benefits;

4.
With regard to any executive officer other than the CEO, annually, and at the time of any new hire, review and recommend to the Board for its approval, taking into account any

C-1

    recommendations of the CEO, (a) the annual base salary amount, (b) annual bonus arrangements, if any, (c) any long-term incentive compensation, (d) any employment agreements, severance arrangements, and change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, in each case as, when and if deemed necessary or advisable and (e) any perquisites or special or supplemental benefits. To the extent appropriate or necessary to comply with any federal securities or tax law requirements, the Board may delegate exclusive authority to the Committee to approve or ratify elements of compensation of executive officers;

  5.
  Consider, recommend, administer and implement the Company's incentive compensation plans and equity-based plans in which directors, the CEO, other executive officers and other employees of the Company and its subsidiaries may be participants, including, but not limited to, (a) approving option grants and restricted stock or other awards, (b) interpreting the plans, (c) determining rules and regulations relating to the plans, (d) modifying or canceling existing grants or awards and (e) imposing limitations, restrictions and conditions upon any grant or award as the Committee deems necessary or advisable;

  6.
  Annually assess the desirability of proposing and make recommendations to the Board with respect to any new incentive-compensation plans and equity-based plans and any increase in shares reserved for issuance under existing equity plans;

  7.
  Prepare, or be responsible for preparation of, a report on executive compensation for inclusion in the Company's annual meeting proxy statement, in accordance with applicable rules and regulations;

  8.
  Form and delegate authority to subcommittees if determined to be necessary or advisable;

  9.
  Make reports to the Board at its next regularly scheduled meeting as appropriate following meetings of the Committee, accompanied by any recommendations to the Board;

  10.
  Meet with the CEO to discuss performance and conduct performance appraisals;

  11.
  Retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or other executive officer compensation, including the authority to approve the consultant's fees and other retention terms, and to obtain advice and assistance from internal or outside legal, accounting or other advisors;

  12.
  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Governance and Nominating Committee for approval by the Board;

  13.
  Annually review its own performance in coordination with the Governance and Nominating Committee; and

  14.
  Have such other authority and responsibilities as may be assigned to it from time to time by the Board.

C-2

Appendix D

THE MILLS CORPORATION

GOVERNANCE AND NOMINATING COMMITTEE
CHARTER

        This CHARTER (the "Charter") of the GOVERNANCE AND NOMINATING COMMITTEE (the "Committee") has been adopted by the Board of Directors (the "Board") of The Mills Corporation ("Mills" or the "Company") on April 11, 2003.

A.
Purpose.    The purpose of the Governance and Nominating Committee shall be to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the Company's corporate governance guidelines.

B.
Members.    The Committee shall be comprised of at least three but not more than five "Independent Directors" of the Board. Members of the Committee shall be appointed and may be removed by the Board. For purposes of this Charter, "Independent Directors" shall mean directors who are determined by the Board to comply with standards of independence established by the Board consistent with applicable statutes, SEC regulations, and listing standards of the New York Stock Exchange.

C.
Duties, Responsibilities and Authority.    The Committee shall have the following duties, responsibilities and authority:

1.
Recommend to the Board nominees for election as directors;

2.
Recommend and periodically evaluate criteria for Board membership and selection of new directors, including the establishment of "independence" standards, and recommend to the Board the skills, experience, perspective and background required for the effective functioning of the Board, considering the Company's strategy, and its regulatory, geographic and market environments;

3.
Search for, recruit, screen, interview and recommend candidates for new directors as necessary to fill vacancies or the additional needs of the Board, and consider management's and stockholder's recommendations for director candidates;

4.
Have the sole authority to retain any search firm to be used to identify director candidates, including the sole authority to approve the search firm's fees and other retention terms;

5.
Develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees, which evaluation process may include a review of (a) the Board's effectiveness, (b) the composition, organization (including its committee structure, membership and leadership) and practices of the Board, and (c) tenure and other policies related to the directors' service on the Board, and monitor the annual self-evaluations;

6.
Using the periodic evaluation process described in paragraph 5 and other relevant information, report to the Board on the qualifications and performance of incumbent directors when making recommendations for or against such directors' re-election to the Board;

7.
Recommend annually to the Board director nominees for each Board committee, taking into account the skills and background of such director, as well as the listing standards of the New York Stock Exchange and applicable laws, rules and regulations and advise the Board on the appropriate composition of each Board committee;

  8.
  Recommend to the Board desired skills and characteristics of Board members, including independence, skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, age and diversity, all in the context of an assessment of the perceived needs of the Board at that time.

  9.
  Review and discuss with the Board relationships between the Company and the directors and non-Board services provided by directors to the Company, its subsidiaries and affiliates;

  10.
  Periodically review and discuss with the Board whether individual independent directors continue to satisfy the independence standards adopted by the Board, the SEC, and the New York Stock Exchange;

  11.
  Recommend to the Board the resignation or removal of a director where appropriate;

  12.
  Periodically evaluate, and report to the Board its evaluation of, the quality, sufficiency and currency of information furnished by management to the directors in connection with Board and committee meetings and other activities of the directors and make appropriate recommendations;

  13.
  Develop and recommend to the Board a set of corporate governance principles applicable to the Company, including procedures to assure compliance with the principles, and review at least annually the principles and recommend appropriate changes, and initiate and oversee a periodic evaluation of corporate governance matters generally; and, based on the foregoing, recommend action to the Board where appropriate;

  14.
  Periodically review and discuss with the Board the compliance by management with the Company's corporate governance principles;

  15.
  Develop and recommend to the Board a Code of Business Conduct and Ethics (the "Code of Ethics") applicable to the Company, including procedures for assuring compliance with the Code of Ethics, and review at least annually the Code of Ethics and recommend appropriate changes;

  16.
  Establish and administer, in conjunction with the Audit Committee (which shall be responsible for administering procedures for reporting potential violations of the Code of Ethics relating to financial reporting matters), procedures for employees of the Company to report, on a confidential basis, potential violations of the Code of Ethics;

  17.
  Develop and periodically report to the Board succession plans for the CEO and other key executives, including succession in the case of emergencies or retirement; working with the Board and the Executive Compensation Committee, identify, evaluate and recommend potential successors to the CEO and other key executives;

  18.
  Review the Board's policies for director compensation and stock ownership, and recommend to the Board compensation programs for directors;

  19.
  Monitor the orientation and continuing training needs of directors and recommend action to the Board where appropriate;

  20.
  Evaluate the Committee's performance and Charter at least annually, and recommend to the Board such modifications to the Charter as the Committee deems necessary or appropriate;

  21.
  Evaluate the charters of the Audit Committee and Compensation Committee periodically, in consultation with the chairmen of each of those committees, and recommend to the Board such modifications of those charters as the Committee deems necessary or appropriate;

  22.
  Publish on the Company's website, the charters of each committee of the Board, the Company's Corporate Governance Guidelines and the Code of Ethics;

  23.
  Where appropriate, obtain advice and assistance from internal or outside legal, accounting or other advisors;

  24.
  Form and delegate authority to subcommittees of the Committee if determined to be necessary or advisable;

  25.
  Make reports to the Board at its next regularly scheduled meeting as appropriate following meetings of the Governance and Nominating Committee, accompanied by any recommendations to the Board; and

  26.
  Perform such other functions within the scope of the foregoing which the Committee deems appropriate to undertake from time to time.

THE MILLS CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8925
EDISON, NJ 08818-8925

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THE MILLS CORPORATION

		FOR	WITHHELD
1.	Proposal to elect 01 Charles R. Black, Jr., 02 Dietrich von Boetticher, 03 John M. Ingram	☐	☐
☐ ________________________________ For all nominees except as written above
		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Ernst & Young LLP as auditors for 2003.	☐	☐	☐
	If you plan to attend the Annual meeting, please check the box and an admittance card will be mailed to you.			☐
	Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐
The undersigned hereby acknowledges receipt of the Notice of the 2003 Annual Meeting of Stockholders and accompanying Proxy Statement.
Signature	Date:	Signature	Date:

Please sign above exactly as name appears. When shares are held by joint tenants, both should sign. When signing as Guardian, Executor, Administrator, Attorney, Trustee, etc., please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer, giving title. If a partnership, sign in partnership name by authorized person.

THE MILLS CORPORATION

Stockholders can now give proxies to vote their shares by mail, by telephone or by using the Internet. To use the telephone or the Internet you will need your proxy card, and voter control number shown above (just below the perforation) and the tax identification number associated with your stockholder account. If you use the telephone or the Internet, there is no need to return the proxy card.

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To use the telephone, you will need a touch-tone telephone. Dial 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, seven days a week.

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To use the Internet, log on to the Internet and go to the following website: www.eproxyvote.com/mls

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To use the mails, fold and detach the proxy card and use the enclosed envelope, which is already addressed and requires no postage.

Your vote is important. Thank you for voting.

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PROXY

THE MILLS CORPORATION
Annual Meeting of Stockholders June 10, 2003
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned does hereby appoint Kenneth R. Parent and Thomas E. Frost, or either one of them, with full power of substitution in each, as proxies to vote on the matters identified and as directed on the reverse side of this card, or, if not so directed, in accordance with the recommendations of the Board of Directors, all shares of The Mills Corporation (the "Company") held of record by the undersigned at the close of business on April 25, 2003 and entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 10, 2003 at 10:00 a.m. Eastern Daylight Savings Time, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia, 22209, and upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

        This proxy, when properly completed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is otherwise given, this proxy will be voted (i) FOR the nominees for election as Directors: (01) Charles R. Black, Jr., (02) Dietrich von Boetticher and (03) John M. Ingram, (ii) FOR Proposal 2 to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003, and (iii) in the discretion of the named proxies as to any other matters properly presented at the meeting.

        You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The proxies cannot vote your shares unless you sign and return this proxy card.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2003
Table of Contents
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2003
QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS (PROPOSAL 1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)
BOARD, COMMITTEES AND DIRECTOR COMPENSATION INFORMATION
CORPORATE GOVERNANCE
OUR EXECUTIVE OFFICERS
Summary Compensation Table
PERFORMANCE GRAPH, AUDIT COMMITTEE REPORT, EXECUTIVE COMPENSATION REPORT AND COMPENSATION COMMITTEE INTERLOCK
Cumulative total stockholder return Us versus S&P 500, NAREIT Equity and Morgan Stanley REIT Indices
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
  Appendix A
THE MILLS CORPORATION CORPORATE GOVERNANCE GUIDELINES
EXHIBIT A
  Appendix B
THE MILLS CORPORATION AUDIT COMMITTEE AMENDED AND RESTATED CHARTER
  Appendix C
THE MILLS CORPORATION EXECUTIVE COMPENSATION COMMITTEE CHARTER
  Appendix D
THE MILLS CORPORATION GOVERNANCE AND NOMINATING COMMITTEE CHARTER
THE MILLS CORPORATION Annual Meeting of Stockholders June 10, 2003 This Proxy is Solicited on Behalf of the Board of Directors